UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

COMMSCOPE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 20, 2009

Dear Stockholder:

You are cordially invited to the Annual Meeting of Stockholders (the “Annual Meeting”) of CommScope, Inc., a Delaware corporation (the “Company”), to be held on May 1, 2009 at 1:30 p.m., local time, at JPMorgan Chase & Co., 270 Park Avenue, 11th Floor, New York, New York 10017.

At the Annual Meeting we will review the Company’s activities in 2008, as well as the outlook for 2009. Details of the business to be conducted and the matters to be considered at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

It is important that your shares be represented at the Annual Meeting, whether or not you are able to attend personally. You are therefore urged to complete, sign, date and return the enclosed proxy card promptly in the accompanying envelope, which requires no postage if mailed in the United States. If your shares of stock are held in a participating bank or brokerage account, you may be eligible to vote over the Internet or by telephone, as an alternative to mailing the traditional proxy card. Please see “Voting over the Internet or by Telephone” in the Proxy Statement for further details.

You are, of course, welcome to attend the Annual Meeting and vote in person, even if you have previously returned your proxy card or voted over the Internet or by telephone.

Sincerely,

Frank M. Drendel

Chairman of the Board and

Chief Executive Officer

COMMSCOPE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders (the “Annual Meeting”) of CommScope, Inc. (the “Company”) will be held on May 1, 2009, at 1:30 p.m., local time, at JPMorgan Chase & Co., 270 Park Avenue, 11th Floor, New York, New York 10017.

The Annual Meeting will be conducted:

1.	To consider and act on the following proposals, which are described in the accompanying Proxy Statement:

Proposal One:	To elect two Class III directors for terms ending at the 2012 Annual Meeting of Stockholders.

Proposal Two:	To approve an increase in the number of shares of common stock of the Company, to be authorized for issuance under the CommScope, Inc. 2006 Long Term Incentive Plan.

Proposal Three:	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009.

2.	To transact such other business as may properly come before the Annual Meeting.

Stockholders of record at the close of business on March 11, 2009 will be entitled to notice of and to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Sincerely,

Frank B. Wyatt, II

Secretary

March 20, 2009

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ELECTED TO RECEIVE THE 2009 PROXY STATEMENT AND 2008 ANNUAL REPORT OVER THE INTERNET, YOU WILL NOT RECEIVE A PAPER PROXY AND YOU SHOULD VOTE ONLINE, UNLESS YOU CANCEL YOUR ENROLLMENT. IF YOUR SHARES ARE HELD IN A PARTICIPATING BANK OR BROKERAGE ACCOUNT AND YOU DID NOT ELECT TO RECEIVE MATERIALS OVER THE INTERNET, YOU MAY BE ELIGIBLE TO VOTE YOUR PROXY OVER THE INTERNET OR BY TELEPHONE. PLEASE SEE “VOTING OVER THE INTERNET OR BY TELEPHONE” IN THE PROXY STATEMENT FOR FURTHER DETAILS. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERY TO THE COMPANY OF A SUBSEQUENTLY EXECUTED PROXY OR A WRITTEN NOTICE OF REVOCATION OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Page
PROXY STATEMENT	1

VOTING AND REVOCATION OF PROXIES	1

Voting	1

Votes Required for the Proposals	2

Proposal One: Election of Two Class III Directors	2

Proposal Two: Approval of an Increase in the Number of Shares of Common Stock Authorized for Issuance under the CommScope, Inc. 2006 Long Term Incentive Plan	2

Proposal Three: Ratification of the Appointment of the Independent Registered Public Accounting Firm	2

PROPOSAL ONE: ELECTION OF DIRECTORS	4

MANAGEMENT OF THE COMPANY	5

Board of Directors of the Company	5

Independence of Board Members	6

Committees of the Board of Directors—Board Meetings	8

Interested Party Communications	10

Available Information	10

Stockholder Communications with Board Members	11

Certain Relationships and Related Party Transactions	11

Section 16(a) Beneficial Ownership Reporting Compliance	12

Executive Officer Compensation	12

Compensation Discussion and Analysis	12

Summary Compensation Table	21

Grant of Plan-Based Awards During 2008	23

Outstanding Equity Awards at Fiscal Year End	26

Option Exercises and Stock Vested in 2008	27

Equity Compensation Plan Information as of Fiscal Year End	27

Nonqualified Deferred Compensation	28

Potential Payments Upon Termination or Change In Control	28

Director Compensation Table	32

COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS	33

REPORT OF THE AUDIT COMMITTEE	34

BENEFICIAL OWNERSHIP OF COMMON STOCK	35

i

Page

PROPOSAL TWO: APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE COMMSCOPE, INC. 2006 LONG TERM INCENTIVE PLAN	38

PROPOSAL THREE: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	46

STOCKHOLDER PROPOSALS FOR THE COMPANY’S 2010 ANNUAL MEETING	47

SOLICITATION OF PROXIES	48

STOCKHOLDERS SHARING THE SAME ADDRESS	48

OTHER MATTERS	48

ANNUAL REPORT ON FORM 10-K	48

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS	49

EXHIBIT A	A-1

ii

COMMSCOPE, INC.

1100 CommScope Place, S.E.

Hickory, North Carolina 28602

PROXY STATEMENT

This Proxy Statement (the “Proxy Statement”) is being furnished to the stockholders of CommScope, Inc., a Delaware corporation (the “Company” or “CommScope”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on May 1, 2009 at 1:30 p.m., local time, at JPMorgan Chase & Co., 270 Park Avenue, 11th Floor, New York, New York 10017, and any adjournment or postponement thereof.

At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals: Proposal One: To elect two Class III directors for terms ending at the 2012 Annual Meeting of Stockholders; Proposal Two: To approve an increase in the number of shares of the Company’s common stock, par value $0.01 (“Common Stock”) authorized for issuance under the CommScope, Inc. 2006 Long Term Incentive Plan (the “2006 LTIP”) and Proposal Three: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009.

The Board of Directors of the Company recommends a vote FOR approval of each of these proposals.

The Board of Directors of the Company has fixed the close of business on March 11, 2009 (the “Annual Meeting Record Date”) as the record date for determining the holders of outstanding shares of Common Stock entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On that date, there were 72,611,220 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, each entitled to one vote on all matters to be acted upon. The Notice of Annual Meeting of Stockholders, this Proxy Statement and the form of proxy are first being mailed or sent electronically on or about March 20, 2009 to each stockholder entitled to vote at the Annual Meeting.

VOTING AND REVOCATION OF PROXIES

Voting

Only holders of record of shares of Common Stock as of the close of business on the Annual Meeting Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting and to permit action to be taken by the stockholders at the Annual Meeting.

Abstentions will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum, as will broker non-votes. A broker non-vote occurs under stock exchange rules when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no such voting instructions are given. Under the rules of the New York Stock Exchange (the “NYSE”), brokers may vote in their discretion in the absence of instructions from beneficial owners with respect to the election of directors (Proposal One) and the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm (Proposal Three). Under the rules of the NYSE, brokers may not vote to approve an increase in the number of shares of Common Stock authorized for issuance under the CommScope, Inc. 2006 Long Term Incentive Plan (Proposal Two) without instructions from the beneficial owner of the shares. For purposes of determining the number of votes cast with respect to any matter, only those cast “for” or “against” are included; abstentions and broker non-votes are excluded. For purposes of determining whether the affirmative vote of the holders of a majority of the shares entitled to vote on a proposal and present at the Annual Meeting has been obtained, abstentions will be included in, and broker non-votes will be excluded from, the number of shares present and entitled to vote.

Votes Required for the Proposals

Proposal One: Election of Two Class III Directors

The affirmative vote of a plurality of the shares of Common Stock entitled to vote thereon, and present in person or represented by proxy, at the Annual Meeting is required to elect the directors nominated pursuant to Proposal One. For purposes of Proposal One, abstentions and broker non-votes will not affect the plurality vote required.

Proposal Two: Approval of an Increase in the Number of Shares of Common Stock Authorized for Issuance under the CommScope, Inc. 2006 Long Term Incentive Plan

Under the rules of the NYSE, the affirmative vote of a majority of votes cast on Proposal Two is required to approve such proposal, provided that the total votes cast on such proposal represent a majority of the shares of Common Stock entitled to vote thereon. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast but count as shares of Common Stock entitled to vote thereon. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions (the “Votes Cast”) must be greater than 50% of the total shares of Common Stock entitled to vote thereon. Further, the number of votes “for” the proposal must be greater than 50% of the Votes Cast. Thus, abstentions have the same effect as a vote against the proposal. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Thus, broker non-votes could impair our ability to satisfy the requirement that the Votes Cast represent over 50% of the shares of Common Stock entitled to vote thereon.

Proposal Three: Ratification of the Appointment of the Independent Registered Public Accounting Firm

The affirmative vote of a majority of the shares of Common Stock entitled to vote thereon, and present in person or represented by proxy, is required to approve Proposal Three. For purposes of Proposal Three, abstentions will have the effect of a vote against the proposal and broker non-votes will reduce the total votes cast on the proposal and therefore have the effect of reducing the number of affirmative votes required to achieve the majority vote.

All shares of Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated for a particular proposal on a proxy, such proxy will be voted in accordance with the Board of Directors’ recommendations as set forth herein with respect to such proposal.

In the event that a quorum is not present at the time the Annual Meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting. If the Company proposes to adjourn the Annual Meeting by a vote of the stockholders, the persons named in the enclosed form of proxy will vote all shares of Common Stock for which they have voting authority in favor of such adjournment.

Voting over the Internet or by Telephone

Stockholders whose shares are registered in the name of a bank or brokerage firm and who elected to receive the Company’s 2008 Annual Report and this Proxy Statement over the Internet will be receiving an e-mail on or about March 20, 2009 with information on how to access stockholder information and instructions for voting. If your shares are registered in the name of a participating bank or brokerage firm and you have not elected to receive the Company’s 2008 Annual Report and this Proxy Statement over the Internet, you may be eligible to vote your shares over the Internet or by telephone. A number of banks and brokerage firms are participating in Broadridge Financial Solutions, Inc.’s Shareholder Preference Database program. This program provides eligible stockholders who receive a paper copy of a company’s annual report and proxy statement the opportunity to vote over the Internet or by telephone. If your bank or brokerage firm is participating in Broadridge Financial Solutions, Inc.’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed postage-paid envelope provided.

Revocation

Any stockholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice of revocation to the Secretary of the Company or by executing a later-dated proxy. In addition, voting by telephone, Internet or mail will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of seven directors divided into three classes, Class I, Class II and Class III, with members of each class holding office for staggered three-year terms and until their successors have been duly elected and qualified. There are currently: three Class I Directors, whose terms expire at the 2010 Annual Meeting of Stockholders; two Class II Directors, whose terms expire at the 2011 Annual Meeting; and two Class III Directors, whose terms expire at the Annual Meeting (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

If either or both of the nominees is unable to serve for any reason or withdraws from nomination, proxies will be voted for the substitute nominee or nominees, if any, proposed by the Board of Directors. The Board of Directors has no knowledge that either nominee will or may be unable to serve or will or may withdraw from nomination. Both of the nominees are presently serving as directors of the Company. Information concerning the nominees for director is set forth below.

Nominees for Terms Ending at the 2012 Annual Meeting of Stockholders

Frank M. Drendel, age 64, has been Chairman and Chief Executive Officer of the Company since July 28, 1997, when the Company was spun-off (the “Spin-Off”) from its former parent company, General Instrument Corporation. He served as a director of GI Delaware, a subsidiary of General Instrument Corporation, and its predecessors from 1987 to 1992. He was a director of General Instrument Corporation from 1992 until the Spin-Off and NextLevel Systems, Inc. (which was renamed General Instrument Corporation) from the Spin-Off until January 5, 2000. He served as President and Chairman of CommScope, Inc. of North Carolina (“CommScope NC”) from 1986 to 1997, and has served as Chief Executive Officer of CommScope NC since 1976. From 1971 to 1976, Mr. Drendel held various positions with CommScope NC. He is a director of the National Cable and Telecommunications Association (“NCTA”). Mr. Drendel was inducted into the Cable Television Hall of Fame in 2002.

Richard C. Smith, age 64, has worked as a private consultant in the broadband industry since January 2005. From January 2000 to December 2004, Mr. Smith served as Corporate Vice President & Director of Business Development, Broadband Communications Section of Motorola, Inc., a global communications company providing seamless mobility products and solutions across broadband, embedded systems and wireless networks. From 1983 to 2000, Mr. Smith held various executive positions with General Instrument Corporation, including Executive Vice President from 1998 to 2000 and Vice President, Taxes and Corporate Treasurer from 1991 to 1997.

The Board of Directors of the Company recommends a vote “FOR” each of the foregoing nominees as a director of the Company. Proxies will be voted “FOR” each of the foregoing nominees as a director of the Company, unless otherwise specified in the proxy.

MANAGEMENT OF THE COMPANY

Board of Directors of the Company

The following table sets forth the names, in alphabetical order, of and information as to, the persons who currently serve as directors of the Company. Each of Messrs. Drendel, George, Hutton and Whitson has served as a director since the Spin-Off on July 28, 1997; Ms. Travis has served since February 21, 2002; and each of Dr. Okubo and Mr. Smith has served since April 1, 2005.

Name, Age and Current Principal Occupation	Term Expires	Information
Frank M. Drendel, 64 Chairman and Chief Executive Officer of the Company	2009	Frank M. Drendel has been Chairman and Chief Executive Officer of the Company since the Spin-Off. He served as a director of GI Delaware, a subsidiary of General Instrument Corporation, and its predecessors from 1987 to 1992. He was a director of General Instrument Corporation from 1992 until the Spin-Off and NextLevel Systems, Inc. (which was renamed General Instrument Corporation) from the Spin-Off until January 5, 2000. He served as President and Chairman of CommScope NC from 1986 to 1997, and has served as Chief Executive Officer of CommScope NC since 1976. From 1971 to 1976, Mr. Drendel held various positions with CommScope NC. He is a director of the NCTA. Mr. Drendel was inducted into the Cable Television Hall of Fame in 2002.

Boyd L. George, 67 Chairman of the Board and Chief Executive Officer of Alex Lee, Inc. *	2010	Boyd L. George is Chairman of the Board and Chief Executive Officer of Alex Lee, Inc. (subsidiaries of Alex Lee, Inc. include: Merchants Distributors, Inc., a wholesale food distributor; Institution Food House, Inc., a foodservice distributor; and Lowe’s Food Stores, Inc., a retail operation). Mr. George has been Chairman and Chief Executive Officer of Alex Lee, Inc. since the company was founded in 1992 and served as President from 1992 to 1995. Mr. George joined a subsidiary of Alex Lee, Inc. in 1969 and has served, and continues to serve, in various positions, including Vice Chairman and Chief Executive Officer, for such subsidiary as well as for other subsidiaries.

George N. Hutton, Jr., 79 Private Investor*	2010	George N. Hutton, Jr. is and has been a private investor for more than 15 years.

Katsuhiko (Kat) Okubo, 67 President and Founder, Okubo Technology Management Inc., and former telecommunications executive *	2010	Katsuhiko (Kat) Okubo is President of Okubo Technology Management Inc., a private consulting firm he founded in October 2004. He was an advisor to Furukawa Electric Co., Ltd. (“Furukawa”), a designer, manufacturer, and supplier of optical fiber and cables, from June 2004 until March 2005. From 1965 to 2004, Dr. Okubo held various positions with Furukawa in the areas of research and development, manufacturing and business development. From June 1999 until June 2004, Dr. Okubo served as a Corporate Director and a Corporate Senior/Executive Vice President of Furukawa, and was involved in the formation of OFS BrightWave, LLC, a joint venture between the Company and Furukawa formed to operate certain fiber optic cable and

Name, Age and Current Principal Occupation	Term Expires	Information
		transmission fiber assets acquired from Lucent Technologies Inc. Dr. Okubo is also the author of a highly regarded Japanese textbook on optical fiber technologies.

Richard C. Smith, 64 Consultant and former executive of a broadband telecommunications manufacturer/distributor *	2009	Richard C. Smith has worked as a private consultant in the broadband industry since January 2005. From January 2000 to December 2004, Mr. Smith served as Corporate Vice President & Director of Business Development, Broadband Communications Section of Motorola, Inc., a global communications company providing seamless mobility products and solutions across broadband, embedded systems and wireless networks. From 1983 to 2000, Mr. Smith held various executive positions with General Instrument Corporation, including Executive Vice President from 1998 to 2000 and Vice President, Taxes and Corporate Treasurer from 1991 to 1997.

June E. Travis, 69 Officer of a non-profit organization and former cable television executive *	2011	June E. Travis has been Executive Vice President of the Binning Family Foundation, a non-profit organization dedicated to helping youth develop technology and leadership skills, since 2000. Ms. Travis served as Executive Vice President and Chief Operating Officer of the NCTA from 1994 to 1999. Prior to 1994, Ms. Travis served as the President and Chief Operating Officer of Rifkin & Associates, a Denver-based cable television operator. Ms. Travis serves on a number of non-profit boards of directors and was inducted into the Cable Television Hall of Fame in 2004.

James N. Whitson, 74 Private Investor *	2011	James N. Whitson served, until March 2003, as a director of Sammons Enterprises, Inc. (“SEI”), a privately-owned company engaged in life insurance and equipment sales and rentals since 1973. Mr. Whitson served as Executive Vice President and Chief Operating Officer of SEI from 1989 until 1998, when he retired.

*	denotes independent director

Independence of Board Members

The Board of Directors has adopted Corporate Governance Guidelines which meet the listing standards adopted by the NYSE. The Corporate Governance Guidelines are available on our website (www.commscope.com). Pursuant to the Corporate Governance Guidelines, for a director to be deemed “independent,” the Board must affirmatively determine that the director does not have any material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The Board has developed the following categorical standards to assist in determining independence:

•	A director will not be independent if, within the preceding three years:

•	the director was an employee, or an immediate family member of the director was an executive officer, of the Company;

•

the director or an immediate family member of the director received, during any twelve-month period, more than $120,000 in direct compensation from the Company (other than director and committee fees and pensions or other forms of deferred compensation in no way contingent on continued service);

•

the director or an immediate family member of the director was (but is no longer) a partner or employee of the firm that is the Company’s internal or external auditor and personally worked on the Company’s audit within such three-year period; or

•

the director or an immediate family member of the director is, or has been, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that other company’s compensation committee.

•	A director will not be independent if:

•	the director or an immediate family member of the director is a current partner of a firm that is the Company’s internal or external auditor;

•	the director is a current employee of a firm that is the Company’s internal or external auditor; or

•	an immediate family member of the director is a current employee of a firm that is the Company’s internal or external auditor and personally works on the Company’s audit.

•

A director will not be independent if the director is a current employee, or an immediate family member of the director is a current executive officer, of another company that made payments to, or received payments from, the Company which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

•	A director will not be independent if, during the Company’s last fiscal year:

•

the director or an immediate family member of the director served as a director or an executive officer of another company which was indebted to the Company, or to which the Company was indebted, and the total amount of either company’s indebtedness to the other exceeded 1% of the total consolidated assets of the other company for which he or she served as a director or executive officer;

•

the director or an immediate family member of the director served as a director or an executive officer of a charitable or other tax-exempt organization and within the preceding three years the Company’s discretionary contributions to the organization in any single fiscal year exceeded the greater of $1 million or 2% of that organization’s consolidated gross revenues; or

•

the director or an immediate family member of the director served as a director, executive officer, general partner or significant equity holder (10% or greater) of an entity that was a paid provider of professional services (i.e., legal, accounting, or financial) to the Company if the payments for such services exceeded $120,000 for such year.

For purposes of these standards, “immediate family member” includes a director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such director’s home and “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors annually reviews the independence of its non-employee directors. Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation as “independent.”

The Board of Directors, in compliance with the Corporate Governance Guidelines, undertook a review of director independence and considered the transactions and relationships between its current directors, their immediate family members and their affiliates, on the one hand, and the Company, its subsidiaries and its senior management, on the other hand. As a result of this review, the Board has affirmatively determined that Messrs. George, Hutton, Okubo, Smith and Whitson and Ms. Travis are independent directors under the standards set forth in the Corporate Governance Guidelines, and are also “independent directors” as defined in the Corporate Governance Rules of the NYSE.

Committees of the Board of Directors—Board Meetings

The Board of Directors of the Company held six meetings in 2008. Each director attended at least 75% of the total number of meetings of the Board of Directors and at least 75% of the total number of meetings of the Board Committees on which he or she served.

The Company has Audit, Compensation, Nominating and Corporate Governance, and Executive Committees of the Board of Directors.

Audit Committee.    The Audit Committee’s principal functions are (i) to oversee the Company’s accounting and financial reporting processes and audits of the Company’s financial statements; (ii) to prepare a report for inclusion in the Company’s Annual Proxy Statement in compliance with applicable federal securities laws; and (iii) to assist the Board of Directors to oversee: the integrity of the Company’s financial statements; the appropriateness of the Company’s accounting policies and procedures; the Company’s compliance with legal and regulatory requirements; the independent registered public accounting firm’s qualifications, performance and independence; the performance of the Company’s internal audit function; the sufficiency of the independent registered public accounting firm’s review of the Company’s financial statements; and management’s report on internal controls. In addition, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm. The members of the Audit Committee are Messrs. George, Hutton, Okubo, Smith (Chairman) and Whitson and Ms. Travis. The Company’s Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K under the Securities Act of 1933, as amended, and that each member of the Audit Committee is an “independent director” both as defined in the Corporate Governance Rules of the NYSE and under the standards set forth in the Company’s Corporate Governance Guidelines. The Audit Committee operates under a written Audit Committee Charter adopted by the Board of Directors, a copy of which is available on our website (www.commscope.com). The Audit Committee held eleven meetings in 2008.

Compensation Committee.    The Compensation Committee establishes and annually reviews the Company’s overall compensation philosophy and policy. The Compensation Committee administers the equity-based and other incentive plans of the Company, and in this capacity, it makes and reviews and has the authority to approve recommendations for equity grants or awards under these plans. In addition, the Compensation Committee determines and approves the compensation of the Chief Executive Officer and reviews and has the authority to approve recommendations from the Chief Executive Officer and the Compensation Committee’s compensation consultant for the compensation of other senior executives, reviews and discusses the Company’s Compensation Discussion and Analysis with management, and produces a report on executive compensation for inclusion in the Company’s Annual Proxy Statement in compliance with applicable federal securities laws. The Compensation Committee also establishes policies dealing with various compensation and employee benefit plans for the Company. In conducting its role of establishing and managing the Company’s compensation program, the Compensation Committee engaged the services of Towers Perrin, an independent, third-party compensation consultant, to gather data and provide advice regarding the Company’s pay philosophy and strategy. The Compensation Committee engaged the consultant to provide general executive compensation consulting services and to respond to any Compensation Committee member’s questions and to management’s need for advice and counsel. In addition, the consultant performs special executive compensation projects and consulting services from time to time as directed by the Compensation Committee. The consultant reports to the Compensation Committee’s Chairperson. Pursuant to the Compensation Committee’s charter, the Compensation Committee has the power to retain and terminate such consultant and engage other advisors. The Compensation

Committee at least annually conducts a review of compensation for members of the Board of Directors, including compensation for members of the Board of Directors for their services on committees of the Board of Directors.

The members of the Compensation Committee are Messrs. George, Hutton, Okubo, Smith and Whitson and Ms. Travis (Chairperson), each of whom is an “independent director” both as defined in the Corporate Governance Rules of the NYSE and under the standards set forth in the Company’s Corporate Governance Guidelines. The Compensation Committee operates under a written Compensation Committee Charter adopted by the Board of Directors, a copy of which is available on our website (www.commscope.com). The Compensation Committee held six meetings in 2008.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee’s principal functions are to identify and screen individuals qualified for nomination to the Board of Directors, consistent with criteria approved by the Board of Directors; recommend director nominees for election at stockholders’ meetings, as well as individuals to fill any vacancies on the Board of Directors that arise between such meetings; recommend directors for appointment to committees of the Board of Directors; recommend Corporate Governance Guidelines applicable to the Company and any amendments thereto; and evaluate the performance of the Board of Directors; review and report on stockholder proposals; and, in conjunction with the Compensation Committee, oversee the performance of management. The members of the Nominating and Corporate Governance Committee are Messrs. George (Chairman), Hutton, Okubo, Smith and Whitson and Ms. Travis, each of whom is an “independent director” both as defined in the Corporate Governance Rules of the NYSE and under the standards set forth in the Company’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee operates under a written Nominating and Corporate Governance Committee Charter adopted by the Board of Directors, a copy of which is available on our website (www.commscope.com). The Nominating and Corporate Governance Committee held two meetings in 2008.

The Nominating and Corporate Governance Committee will consider nominees for election as director that are recommended by stockholders. The Nominating and Corporate Governance Committee will select nominees for the Board of Directors who possess at a minimum the following characteristics: knowledge about issues affecting the Company; personal integrity; loyalty to the Company and concern for its success and welfare; time available for meetings and consultation on Company matters; and a willingness to apply sound and independent business judgment. The Nominating and Corporate Governance Committee may conduct any inquiries into the backgrounds and qualifications of candidates it deems appropriate. The Nominating and Corporate Governance Committee does not evaluate candidates differently based on whether candidates were recommended by stockholders or not.

Stockholders may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendation should include the nominee’s name and qualifications for Board membership and should be directed to CommScope, Inc., Attn: Corporate Secretary, 1100 CommScope Place, S.E., Hickory, North Carolina 28602.

In addition, the Company’s By-laws permit stockholders to nominate directors for election at an annual stockholders’ meeting. Each nomination must state: the nominee’s name, age, business address, residence address and principal occupation or employment; the number of shares of the Company’s stock owned beneficially or of record by the nominee; and any other information about the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with proxy solicitations for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. In addition, the nomination must include: the stockholder’s name and record address (and the name and address of the beneficial owner, if any, on whose behalf such nomination is made); the number of shares of the Company’s stock owned beneficially or of record by the stockholder and such beneficial owner; any derivative instruments owned by the stockholder and the beneficial owner and any other direct or indirect opportunity such stockholder or beneficial owner has to profit or share in any profit derived from any increase or decrease in the value of shares of the Company; any proxy, understanding, or relationship pursuant to which such stockholder or beneficial owner has a right to vote any securities of the Company; any short interest in any security of the Company; any rights to dividends on the shares of the Company owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Company; any proportionate interest in shares or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; any performance-related fees that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of or derivative instruments as of the date of such notice; the principal amount of any indebtedness of the Company or any of its subsidiaries beneficially owned by such stockholder or beneficial owner together with the title of the instrument under which such indebtedness was issued and a description of any derivative instruments entered into by or on behalf of such stockholder or beneficial owner relating to the value or payment of any indebtedness of the Company or any such subsidiary; a description of any arrangements between the stockholder or beneficial owner, each proposed nominee and any other persons under which the nominations are to be made; a representation that the stockholder is and will be, as of the record date, a holder of record (and in the case of the beneficial owner, a beneficial owner) of stock entitled to vote at the meeting and intends to appear (in person or by proxy) at the meeting to nominate the persons named in the notice; a representation as to whether such stockholder or the beneficial owner intends or is part of a group which intends to solicit proxies from other stockholders in support of such nomination and any other information about the stockholder and the beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with proxy solicitations for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (collectively, the “Informational Requirements”). Nominations must also contain the written consent of each proposed nominee to be named as nominee and to serve as director if elected. Stockholder nominations must be received by the Company generally not less than 60 days nor more than 90 days in advance of the first anniversary of the preceeding year’s annual stockholders’ meeting.

Executive Committee.    The Executive Committee has the authority to exercise all powers and authority of the Company’s Board of Directors that may be lawfully delegated to it under Delaware law. It meets between regularly scheduled meetings of the Company’s Board of Directors to take such action as is necessary for the efficient operation of the Company. The members of the Executive Committee are: Messrs. Drendel (Chairman), Whitson and George. The Executive Committee did not hold any meetings in 2008.

Executive Sessions.    Non-management directors met in executive session without management during each meeting of the Board of Directors in 2008. The presiding director at executive sessions of the Board of Directors is rotated annually among the chairs of the committees of the Board of Directors (other than the Executive Committee) in alphabetical order by committee name. Mr. Smith, the current Chairman of the Audit Committee, is the presiding director at executive sessions of the Board of Directors in 2009.

Interested Party Communications

Interested parties may communicate directly either with the presiding director at executive sessions of the Board of Directors or with the non-management directors as a group by sending a communication c/o the Corporate Secretary of the Company at CommScope, Inc., 1100 CommScope Place, S.E., Hickory, North Carolina 28602. Any such communications should be specifically directed to the attention of the presiding director or the non-management directors as a group, as applicable. All communications will be compiled by the Corporate Secretary of the Company and submitted to the appropriate directors on a periodic basis.

Available Information

Our website (www.commscope.com) contains copies of our Code of Ethics and Business Conduct, Code of Ethics for Principal Executive and Senior Financial and Accounting Officers (including any subsequent amendments thereto or waivers therefrom), Corporate Governance Guidelines and the Charters of our Nominating and Corporate Governance, Audit and Compensation Committees, each of which can be downloaded free of charge.

Printed copies of our Code of Ethics and Business Conduct, Code of Ethics for Principal Executive and Senior Financial and Accounting Officers, Corporate Governance Guidelines, Charters of our Nominating and Corporate Governance, Audit and Compensation Committees and any of our reports on Form 10-K, Form 10-Q and Form 8-K and all amendments to those reports, can also be obtained free of charge (other than a reasonable duplicating charge for exhibits to our reports on Form 10-K, Form 10-Q and Form 8-K) by any stockholder who requests them from our Investor Relations Department:

Investor Relations

CommScope, Inc.

1100 CommScope Place, SE

Hickory, North Carolina 28602

U.S.A.

Phone: (828) 324-2200

Fax: (828) 323-4849

E-mail: investor.relations@commscope.com

Stockholder Communications with Board Members

The Board of Directors provides a process for stockholders to send communications to the Board of Directors or any of the directors. Stockholders may send written communications to the Board of Directors, or any of the individual directors, c/o the Corporate Secretary of the Company at CommScope, Inc., 1100 CommScope Place, S.E., Hickory, North Carolina 28602. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board of Directors or the individual directors, as applicable, on a periodic basis. In addition, all directors are invited, but not required, to attend our annual meetings. Mr. Drendel and Mr. Smith attended our 2008 annual meeting.

Certain Relationships and Related Party Transactions

Frank M. Drendel, Chairman and Chief Executive Officer of the Company, was a director of Sprint Nextel Corporation, a provider of a comprehensive range of wireless and wireline communications services, until May 13, 2008, when his term ended and he declined to stand for re-election. In 2008, Sprint Nextel Corporation and its affiliates purchased products from the Company for an aggregate amount representing less than 1% of the Company’s 2008 net sales.

The Company believes that the terms of the transactions described above were no less favorable to the Company than the terms which could be obtained from unrelated third parties.

The Company’s Board of Directors has adopted a written policy with respect to related party transactions that is designed to monitor and ensure the proper review, approval, ratification and disclosure of related party transactions involving the Company. The Board of Directors determined that the Audit Committee is the appropriate Committee to review, approve and ratify “Related Party Transactions” (as defined in the policy), except that the Compensation Committee shall review, approve and ratify Related Party Transactions involving compensation.

Under the policy, management brings to the Audit Committee (or the Compensation Committee, as applicable) for review the proposed Related Party Transaction. After appropriate review (which includes consideration of the financial terms of such transaction), the applicable committee will approve such Related Party Transaction if it is consistent with the policy and is on terms, taken as a whole, which the applicable committee believes are no less favorable to the Company than could be obtained in an arms-length transaction with an unrelated third party. Management also brings to the Audit Committee (or the Compensation Committee, as applicable) for its review and approval any proposed material modification to any previously approved Related Party Transaction. If it is not practical for the applicable committee to review in advance a particular

Related Party Transaction or material modification thereto, management brings to the applicable committee for its ratification such Related Party Transaction or modification and makes such changes, if any, as the applicable committee so directs. Any Related Party Transaction or modification which has been approved or ratified by the Board of Directors, by the affirmative vote of a majority of directors who do not have a direct or indirect material interest in such Related Party Transaction, need not be approved or ratified by the Audit Committee (or the Compensation Committee, as applicable).

For purposes of this policy, a “Related Party” is (i) any director, nominee for director or executive officer of the Company, (ii) any beneficial holder of more than 5% of the outstanding common stock of the Company; or (iii) any immediate family member of a director, director nominee or executive officer of the Company or of a beneficial holder of more than 5% of the outstanding common stock of the Company; an “immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law and sister-in-law and any other person (other than a tenant or employee) sharing the same household.

For purposes of this policy, a “Related Party Transaction” is a transaction (including, but not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships) in which the Company is a participant and the amount involved exceeds $120,000, and in which any Related Party had or will have a direct or indirect material interest; a person’s interest is not deemed to be “an indirect material interest” if it arises only (i) from such person’s position as a director of another entity, (ii) from the direct or indirect ownership by such person and all other Related Parties, in the aggregate, of a less than 10% equity interest in another entity, (iii) from both (i) and (ii), or (iv) from such person’s position as a limited partner in a partnership in which such person and all other Related Parties have an interest of less than 10% and such person is not a general partner of and does not hold another position in the partnership.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission (the “Commission”) and the NYSE reports of ownership and changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5 and to provide the Company with copies of such reports. The Company undertakes to make such filings on Forms 3, 4 and 5 on behalf of its directors and officers. Based solely on a review of the reports filed by the Company on behalf of its directors and officers, the reports provided to the Company and on written representations of certain reporting persons that no Form 5 report was required to be filed by them, the Company believes that, during the year ended December 31, 2008, its officers and directors and holders of more than 10% of the Common Stock complied with all applicable Section  16(a) filing requirements.

Executive Officer Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee, which is comprised entirely of non-employee directors, oversees the Company’s compensation programs and policies, including those in which the named executive officers participate. The Company’s named executive officers for the fiscal year ended December 31, 2008 were Frank M. Drendel, Jearld L. Leonhardt, Brian D. Garrett, Edward A. Hally and Marvin S. Edwards, Jr. The principal objectives of the Company’s compensation program with respect to executives are as follows:

•	Provide compensation opportunities that enable the Company to attract superior talent in a highly competitive industry;

•	Retain key employees and reward outstanding achievement;

•	Foster management’s performance in order to produce financial results that the Compensation Committee believes will enhance the long-term interests of the stockholders; and

•	Align management’s interests with those of the stockholders and encourage executives to have equity stakes in the Company.

To meet these objectives, the compensation program is designed to provide for fair and competitive fixed compensation (primarily base salary and benefits) while creating significant upside potential based on performance. Moreover, a significant portion of named executive officers’ compensation is equity-driven because the Compensation Committee believes that equity-based incentives are an effective tool to further the Company’s goal of aligning the executives’ interests with stockholders. The compensation program for the Company’s named executive officers is composed of the following primary elements: base pay, annual incentive, equity compensation and the CommScope, Inc. Supplemental Executive Retirement Plan (“SERP”).

The Compensation Committee continually evaluates the overall compensation program in light of market conditions and other developments. In that regard, due to the recent economic downturn, it was decided in 2009 that there will generally be a wage/salary freeze for employees (including for the named executive officers), with the potential for future increases to be reexamined later in 2009. There will also be a freeze with respect to target bonus percentages for all participants in the Annual Incentive Plan (“AIP”) (including the named executive officers) for 2009. In 2009, the Compensation Committee also amended the AIP to provide that the Compensation Committee may permit certain participants to elect to receive all or a portion of their AIP award in Common Stock in lieu of cash on such terms and conditions as established by the Compensation Committee. In addition, the Compensation Committee has discussed the possibility that equity-based incentives will comprise a smaller proportion of the named executive officers’ compensation in 2009. In large measure, this is attributable to the current depressed price of the Common Stock and the fact that it would require disproportionaly large equity grants to provide targeted compensation comparable to historical levels.

2008 Compensation Elements

Base Pay

Over the past few years, the Compensation Committee has worked to bring the Company’s base pay levels , including the base pay of the named executive officers, closer to median market practices of similarly-sized general industry companies, as reflected in general industry survey data. In 2005, the Compensation Committee decided to make the adjustments required to bring executive pay in line with the desired competitive positioning over a multi-year period, to occur between 2005 to 2009. As part of this multi-year adjustment, in 2008 the Compensation Committee approved salary increases for the named executive officers ranging from approximately 6% to 19%. In 2009, the Compensation Committee decided that in light of current market conditions the salary adjustment scheduled to be made in 2009 for the named executive officers will not occur, with the potential for future increases to be reexamined later in 2009.

While the Compensation Committee believes that a reasonable and competitive rate of base pay is necessary, it believes that linking a greater portion of executives’ pay with performance through other elements of compensation both fosters superior performance of existing management and attracts high achievers. In addition to reviewing market practices data, the Compensation Committee and the Board of Directors review the named executive officers’ performance each year. The adjustments in base salary over the past few years, including in 2008, were based on each named executive officer’s individual performance and level and scope of responsibility and experience, as well as comparisons to market pay practices.

Annual Incentive Plan

In 2008, the Company’s incentive program and award targets thereunder were designed to provide target payouts generally between the market median practices of similarly-size general industry companies and telecom industry practices with significant upside potential based on performance. Market practices are assessed using general industry and telecom industry compensation surveys. The Compensation Committee also reviewed peer group incentive target practices with respect to the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer.

During 2008, the AIP covered approximately 850 employees, including the named executive officers. Certain employees of Andrew Corporation (“Andrew”), which CommScope acquired in late December 2007, participated in the Andrew MIB annual bonus plan during 2008. Starting in 2009, participants in the Andrew MIB annual bonus plan are being covered by the AIP, which, as a result, covers approximately 3,000 employees.

The AIP takes into account Company performance and – except for certain executive officers, including the named executive officers – individual performance when determining plan payouts. In 2008, the measure of corporate and operating unit performance used to determine the incentive payments to the named executive officers under the AIP was operating income (adjusted as described below) (“AIP Adjusted Operating Income”), which the Company believes is one of the key drivers of stockholder value. This performance measure was defined as the “Operating Income (Loss)” as reflected on the Company’s Consolidated Statement of Operations for 2008, increased or decreased by the following items: (1) impairment charges for goodwill or other long lived assets including fixed assets and investments; (2) any acquisition or divestiture related expenses, gains or losses, including one-time start up and transition costs, amortization of any inventory related fair value adjustments, in process research and development write-offs, incremental depreciation resulting from fair value adjustments to fixed assets acquired in the three months ended December 31, 2007 or later, amortization of intangible assets acquired in the three months ended December 31, 2007 or later, and other business acquisition purchase accounting adjustments; (3) any gains or losses on disposal of long lived assets including property, plant and equipment; and (4) any restructuring costs. In addition, adjustments are made with respect to this determination to exclude the effect of any unanticipated change in accounting standards that affect the calculation of operating income (loss) as reflected on the Company’s Consolidated Statement of Operations for 2008. For fiscal year 2008, the operating income targets for each named executive officer in respect of their respective business units were as follows: $564.383 million for Messrs. Drendel, Leonhardt and Garrett (corporate business unit); $276.265 million for Mr. Hally (ACCG business unit); and $28.025 million for Mr. Edwards (WNS business unit). AIP awards made to the named executive officers were not eligible for an adjustment based on individual performance.

AIP awards to most executives (other than the named executive officers) and other plan participants were eligible for adjustment based on an assessment of individual performance. Individual performance adjustments vary by employee and range from a zero to a 120% factor based on results, provided that any participant’s award, when combined with the measure of corporate or operating unit performance, could not exceed 200% of his or her target award.

In addition, awards to executive officers who may be subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) as of the end of the performance period (including, but not limited to the Chief Executive Officer) (“Executive Officers”) may not exceed $4,000,000. The Compensation Committee retains the subjective ability to, at any time prior to the final determination of awards, change the target award percentage of any participant (other than for Executive Officers). These positive or negative subjective changes to AIP awards have not historically been made. They may be made in the future, however, where the Compensation Committee believes it is appropriate to do so as a result of extraordinary business reasons that are out of a business unit’s control. If a change in control of the Company occurs, the Company will pay each participant a cash award equal to the participant’s target incentive for the AIP plan cycle then underway (with the payout prorated to the date of the change in control). The Company believes this is appropriate since the impact of a change in control on operating income or other financial targets is unpredictable and could potentially adversely affect participant awards under the AIP. In setting target percentages in 2008, the key consideration was peer group practices with respect to the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer.

For 2008, the target award percentages for the named executive officers (other than the Chief Executive Officer) ranged from 60% to 85% of their base salary for the year, and the target award percentage for the Chief Executive Officer was 115%. The 2008 AIP Adjusted Operating Income results equaled approximately 90% to 106% of the named executive officers’ targets for 2008. The resulting AIP award, as determined in accordance with the terms of the AIP, for the Chief Executive Officer was $834,836 and AIP awards for the other named executive officers ranged from $240,371 to $417,060. Expansion of operating income has been a priority for the Company, and the performance metrics of the AIP reflect that. The Company believes that its strong focus on fundamental operating principles, along with pricing initiatives, cost reductions and choosing the right businesses to be in, have improved the Company’s overall business performance. In 2009, the Compensation Committee determined that the 2009 target award percentages for all participants in the AIP, including the named executive officers, will remain the same as in effect for 2008 (except for increases or decreases in target award percentages in connection with changes to a participant’s position with the Company).

Also in 2009, the Compensation Committee amended the AIP to provide that the Compensation Committee may permit certain participants to elect to receive all or a portion of their AIP award in Common Stock in lieu of cash on such terms and conditions as established by the Compensation Committee. The value of the Common Stock issued would be equal to the AIP award approved for the relevant fiscal year, or portion thereof, with respect to which an election has been made, with the number of shares issued determined based on the closing price of Common Stock on the date of such election, (rounded down to the nearest whole number of shares). On February 17, 1009, the Compensation Committee gave each of the executive officers the opportunity to make an election with respect of their 2008 AIP awards. Frank Drendel and Jearld Leonhardt each elected to receive all of their 2008 AIP award in stock. As a result, Messrs. Drendel and Leonhardt were issued 62,023 and 18,061 shares, respectively, of Company common stock out of the treasury on February 17, 2009, the date such elections were made, with the number of shares determined based on the closing price of Common Stock on such date ($13.46). The other named executive officers will have their 2008 AIP awards paid in cash. More information about the AIP can be found below under the caption “Non-Equity Incentive Plan Compensation.”

The Company’s Policy on Discretionary Performance Compensation (the “PDPC”) is a more broad-based annual incentive program than the AIP and includes the Company’s named executive officers. Under the PDPC, participants will receive a percentage of their annualized pay rate as of the end of the performance year as a cash incentive. The percentage will be established each calendar year by the Board of Directors or a committee thereof, generally during the first quarter of the performance year. The percentage will be the same for each eligible employee, and will range from zero to two percent. The PDPC is designed to reward employees for performance in the prior fiscal year and to encourage improved performance in future years. The Board of Directors set the percentage at 2% for the 2008 fiscal year if the Company’s corporate AIP Adjusted Operating Income equals or exceeds 100% of the target set forth in the AIP. That percentage decreases as the percent of target reached decreases, down to 0% if less than 50% of the corporate AIP Adjusted Operating Income target is reached. The percentage payout for the 2008 performance year equaled 1.75% of each participant’s annual base salary as of December 31, 2008. More information about the Policy’s 2008 performance targets and percentage can be found below under the caption “Non-Equity Incentive Plan Compensation.”

Equity Compensation

The Compensation Committee believes that key employees, who are in a position to make a substantial contribution to the long-term success of the Company and to build stockholder value, should have a significant and on-going stake in the Company’s success. Granting equity of the Company to the named executive officers has historically been a principal focus of the compensation program. The Company grants equity awards to named executive officers pursuant to the 2006 LTIP. The 2006 LTIP is the Company’s principal long-term compensation vehicle, and is designed to link in a meaningful way a substantial portion of executives’ compensation to the long-term enhancement of stockholder value as reflected in share price appreciation. Historically, the largest component of each named executive officer’s targeted compensation has been equity-based incentives. In addition to providing a significant linkage between each executive’s compensation and the Company’s stock price, equity-based incentives provide the Company with a strong long-term retention tool. Current compensation decisions do not take into account the executive’s wealth in shares of the Company as the Compensation Committee believes that doing so would produce a disincentive to the executives.

The completion of the Company’s acquisition of Andrew in December 2007 doubled the Company’s size and significantly increased the complexity of the Company’s operations, with new product lines and markets as well as significantly enhanced overseas operations. The Company also competes in additional markets that are more complex. As a result, starting with its 2008 equity incentive grant, the Compensation Committee used a combination of general industry and telecommunications industry practices data from compensation survey sources (rather than general industry practices alone) in establishing award levels for all equity grantees. The value of annual equity awards for all equity plan recipients, including the named executive officers, was targeted at the average of (i) median general industry practice and (ii) median telecom industry practice.

Prior to 2008, the Compensation Committee generally made its annual grants to named executive officers at its December meeting, with those performance-based grants based on the next following fiscal year’s performance. For the 2008 performance year, however, the Compensation Committee made its annual grants in January 2008. The purpose for the change was to include employees of Andrew in the equity incentive grant for the 2008 performance year. By granting equity awards to existing Company key employees and key employees who joined the Company as part of the Andrew acquisition, the equity-based incentives of these two sets of employees would be aligned. Accordingly, no grants to named executive officers were made during 2007. In January 2009, the Compensation Committee determined to postpone consideration of making its annual equity compensation grants until March 2009 as part of an evaluation of various components of the Company’s overall compensation program. As part of this evaluation, the Compensation Committee is considering whether equity-based incentives will comprise a smaller proportion of compensation (including for the named executive officers), starting with the March 2009 grants, if any, due to the current depressed price of the Common Stock and the fact that it would require disproportionaly large equity grants to provide targeted compensation as compared to historical levels.

In order to maintain flexibility, the 2006 LTIP permits the grant of options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, performance awards and share awards. Named executive officers generally receive grants each year with time-vesting and performance-vesting components. For the awards granted in 2008, approximately half of the award (by value) consisted of time-vesting options granted with an exercise price equal to the closing price of the Company’s stock on the date of grant, and the other half consisted of performance share units for Messrs. Drendel, Leonhardt and Garrett. For Messrs. Hally and Edwards, the awards were divided (by value) approximately two-thirds/one-third between performance share units and stock options, respectively. The Compensation Committee’s intent in using these percentages was to tie a greater proportion of the most senior executives’ pay directly to stock price appreciation.

The option grants made in January 2008 provide each grantee with the option to purchase shares of Common Stock, generally for a 10 year period from the date of grant. These options generally vest in 1/3 increments on each of the first, second and third anniversaries of the date of grant, and have value only to the extent that the Company’s stock price exceeds the option exercise price of $41.22 (the closing price of the Company’s Common Stock on the date of grant). The performance share units granted in January 2008 provide that a grantee will receive shares of Common Stock upon the third anniversary of the date of grant to the extent that the Company’s earnings during the performance period meets or exceeds pre-established goals. The performance period with respect to performance share units granted in January 2008 was fiscal year 2008. The performance share unit awards are intended to combine internal performance measures with long-term value based on share price appreciation, and to provide long-term incentives that are generally comparable to general industry and telecommunications industry practices. The units provide upside potential to the extent operating income performance targets are met or exceeded and to the extent that the stock price appreciates from the date of grant. The performance metric used for the January 2008 grants was adjusted operating income (“LTIP Adjusted Operating Income”) rather than an adjusted operating income ratio, which had been used for the December 2006 grant. The reason for the use of this performance metric was that the Compensation Committee believes that an absolute dollar figure reflecting operating income is more easily understood by award recipients than a ratio of operating income to revenue, especially in light of the transforming impact on the Company of the Andrew acquisition. These award agreements defined this performance metric as “Operating Income (Loss),” as such item appears on the Company’s Consolidated Statements of Operations for 2008, increased or reduced by each of the following to the extent that any such item is used to determine “Operating Income (Loss)”: (1) impairment charges for goodwill or other long lived assets including fixed assets and investments; (2) any acquisition or divestiture related expenses, gains or losses, including one-time start up and transition costs, amortization of any inventory related fair value adjustments, in process research and development write-offs, incremental depreciation resulting from fair value adjustments to fixed assets acquired in the three months ended December 31, 2007 or later, amortization of intangible assets acquired in the three months ended December 31, 2007 or later, and other business acquisition purchase accounting adjustments; (3) any recoveries or impairments of Brazilian value-added tax receivables (e.g., federal, state, local or other similar value added taxes) recorded as of December 31, 2007 for CommScope Cabos do Brasil, Ltda.; (4) any gains or losses on disposal of long lived assets including property, plant and equipment; and (5) any restructuring costs; with additional adjustments to be made with respect to this determination to reflect any change in accounting standards that affect the calculation of Operating Income (Loss) as reflected on the Company’s Consolidated Statements of Operations for 2008. The following table sets forth the percentage of performance share units granted in January 2008 that will become vested on the third anniversary of the date of grant, based on the level of performance achieved with respect to the operating income performance goals established for fiscal year 2008. There is straight line interpolation for performance results between the amounts set forth in this table.

	< Minimum		Minimum	Target	Maximum	> Maximum
LTIP Adjusted Operating Income	<$	475 million	$475 million	$550 million	$625 million	>$	625 million
Percentage of performance share units with respect to which performance goals are satisfied		0%	50%	100%	150%		150%

Based on LTIP Adjusted Operating Income for 2008, 71.3% of the performance share units granted in January of 2008 will be converted into shares of Common Stock upon the third anniversary of the date of grant.

SERP

The Compensation Committee considers the SERP to be an important long-term retention program as, except for payment upon certain changes in control of the Company, SERP participants (including the named executive officers) must stay with the Company until retirement in order to receive any payment under the SERP. There are generally no payments of supplemental retirement benefits to participants until retirement at age 55 or older with 10 years of service, or at age 65 without regard to any service requirement (“Retirement”). The SERP is a defined contribution retirement plan which provides for an allocation each year to a participant’s “account.” The account accrues interest each year. During 2008, the interest rate was 6%. In January 2009, the interest rate was reviewed by the Compensation Committee and decreased to 5%, effective as of January 1, 2009. The amount of the allocation each year is based on a participant’s base salary and annual incentive paid in respect of the relevant year. Long-term and equity-based compensation is not taken into account for purposes of the SERP. In general, benefits may be paid in a lump sum or in installments upon retirement. If, however, the participant’s employment terminates for any reason other than by the Company for cause within two years after a change in control, participants’ payments are made in a lump sum. The Compensation Committee believes that such a feature is appropriate to address concerns of executives regarding the potential for nonpayment of benefits following a change in control. Participants become vested in their SERP benefits on the date that is one year and 31 days following the date they receive notification of their participation in the SERP (the “Vesting Date”). If Retirement or a change in control occurs prior to the Vesting Date, SERP benefits are considered unvested and will be forfeited. More information about the SERP can be found below under the caption “Nonqualified Deferred Compensation.” The SERP was amended and restated as of October 8, 2007 to make certain changes required under Section 409A of the Code.

Severance Protection

The Company, since it became a public company, has had severance protection agreements with its named executive officers (more fully described below under the caption “Potential Payments Upon Termination or Change in Control”). In December 2008, the Compensation Committee reviewed the severance protection agreements. As a result of such review, the Compensation Committee approved a form of amended and restated severance protection agreement, which was amended to comply with Sections 409A and 162(m) of the Code and to make certain other changes, including lengthening the term of the agreements and conforming the definition of a change in control to the definition used in other Company compensation plans (which, among other things, now provides that a change in control by reason of a merger, consolidation or reorganization occurs upon consummation of the transaction rather than upon shareholder approval). Shortly thereafter, amended and restated severance protection agreements were entered into between the Company and its executive officers, including the named executive officers. The Compensation Committee will continue to review the severance protection agreements annually and will advise the Company if it recommends terminating the agreements. The agreements are intended to protect the senior executives from the loss of reasonably expected compensation as a result of a premature termination of employment following a change in control. These agreements have an initial term of three years and generally extend for one additional year each year unless terminated by either the Company or the covered executive. Severance is payable only if the executive is terminated by the Company without cause or the executive is constructively terminated as a result of adverse actions taken by the Company. The agreements also provide (and have since they were initially entered into in 1997) for a gross-up for certain excise taxes that may be payable by the executive to mitigate unintended tax consequences to the executive. The Compensation Committee considers the agreements and the benefits payable pursuant to them to be comparable to those of other companies of the Company’s size.

Other Elements of Compensation

Although not part of a formal plan or program, in the past the Company has occasionally granted special cash bonus awards outside of its annual incentive programs. These are targeted awards intended to reward specific individuals for performance not addressed by the Company’s other programs. Because these types of bonuses are not paid out in the ordinary course, the Compensation Committee considers any such payment a true discretionary bonus rather than an incentive and intended more to reward employees for exceptional past performance than to provide performance incentives to them. None of the named executive officers received a discretionary bonus in 2008.

As a general matter, the Company does not provide a significant number of perquisites to the named executive officers. However, the Chief Executive Officer is permitted to use Company aircraft approximately 50 hours per year for personal transportation for efficiency and security reasons. In addition, Mr. Drendel received assistance from administrative staff unrelated to business purposes. Mr. Drendel fully reimbursed the Company for the incremental costs of these trips, the administrative assistance and other perquisites. Because the Company is reimbursed by Mr. Drendel, these services are not reported in the Summary Compensation Table.

Compensation Generally

Peer Group.    In 2008, the Compensation Committee used both peer group compensation data (developed from peer companies’ proxy filings) and survey-based compensation data in setting the compensation of executives, including the named executive officers. The proxy peer group consisted of publicly traded electronic cable and communications network equipment suppliers, some of which are of similar size as the Company as determined by revenues, geographic scope and other relevant factors; these companies are: ADC Telecommunications, Inc., Amphenol Corporation, Anixter International Inc., Arris Group, Inc., Belden Inc., Corning Incorporated, Hubbell Incorporated, Motorola, Inc., Nortel Networks Corp., Powerwave Technologies, Inc. and Tyco Electronics Ltd.

Relation Among the Various Elements of Compensation.    The Compensation Committee reviews total direct compensation data in assessing the Company’s overall competitive position. Total direct compensation is composed of base pay, equity compensation awards and annual incentives. However, the Company and the Compensation Committee view the elements of compensation as distinct, and no element is necessarily increased due to another’s decreasing since each element is designed to reward or encourage a discrete aspect of Company or individual performance. The structure and target amounts of each pay element are based primarily on market practices. How each of these elements of compensation is quantified is dependent on the applicable objectives of the Company. The annual incentive program is designed to reward relatively short-term internal performance such as earnings growth and revenue growth. The performance share unit awards under the 2006 LTIP are designed to link executive pay with both the Company’s stock price and earnings goals. Option awards, for which value is linked to stock price, are designed to align rewards with long-term stockholder returns. The Compensation Committee also believes that the SERP encourages long-term retention of the executive team.

Timing of Equity Awards.    Although the Compensation Committee has no formal, written policy with respect to timing of option and other equity grants, as discussed above, prior to the 2008 performance year, it made annual grants (including to the named executive officers) in conjunction with the December meeting of the Board of Directors. Equity grants with respect to the 2008 performance year were made in January 2008 so that employees of Andrew, which was acquired by the Company in December 2007, could receive equity awards at such time. As part of an evaluation of various components of the Company’s compensation program, the Compensation Committee decided in January 2009 to postpone consideration of making equity grants with respect to the 2009 performance year until March 2009. The Compensation Committee may, in a particular instance, consider changing the timing of option grants in order to avoid making such grants shortly in advance of the public release of material information. The Company also occasionally grants options and other equity awards as a recruiting, incentive or retention tool, and therefore on limited occasions there have been grants to new hires and existing key employees made outside of the meeting at which annual equity grants are made.

Role of Executives in Setting Compensation.    The Compensation Committee approves pay changes for all executive officers subject to the reporting requirements of Section 16 of the Exchange Act (“Section 16”) (including the named executive officers) based on recommendations from the Chief Executive Officer (who does not make recommendations with respect to his own pay) and data provided by the Compensation Committee’s compensation consultant. The Chief Financial Officer, Chief Operating Officer, General Counsel and Senior Vice President of Human Resources also provide assistance to the Compensation Committee through, among other things, preparing analyses of peer group and broader market practices, helping to select the companies that constitute the peer group, providing information to the Compensation Committee’s compensation consultant, analyzing accounting and tax aspects of compensation matters, analyzing various performance metrics and providing legal analysis of plan documents. Although the Compensation Committee approves the annual grants of equity to named executive officers as well as grants outside of the annual grant cycle to Section 16 officers, the Chief Executive Officer may approve grants to non-Section 16 new hires and special awards to non-Section 16 key employees (which may be made at various times during the year).

Policies Regarding Tax and Accounting Impacts on Compensation.    Tax and accounting impacts influence compensation in that the Company and the Compensation Committee generally strive to comply with the maximum tax deductibility of each arrangement, and accounting treatment is analyzed before starting a new program or making grants under existing programs. The Company and the Compensation Committee generally attempt to structure the compensation program so that no payments will be non-deductible by reason of the application of Section 162(m) of the Code. In 2008, no named executive officer’s compensation was non-deductible by reason of application of Section 162(m).

Policies Regarding Hedging Risk of Company Stock Ownership.    The Company’s Insider Information and Insider Trading Policy prohibits executives (including the named executive officers) from trading in exchange traded options on the Company’s stock and from selling the Company’s stock short. People who trade in speculative exchange traded options and sell stock short are generally betting that a stock price will move rapidly; therefore, the Company believes that it is inappropriate to do so with an employer’s stock because it arouses suspicion that the employee is trading on inside information. The Company does sometimes permit managing the risk of having a disproportionate share of individual wealth in Company securities by entering into certain hedging or monetization transactions; however, the Company requires those who wish to enter into such arrangements to obtain approval for the proposed transaction in writing from the Company’s compliance officers at least two weeks prior to executing the transaction, and the Company’s compliance officers may reject any such request at their sole discretion. The compliance officers have not been asked to approve any such hedging transactions for named executive officers.

Policies Regarding Stock Ownership. While the Company encourages its directors and officers to be significant stockholders, it does not have any formal stock ownership guidelines. The Company and the Compensation Committee believe that through the equity incentive programs, named executive officers will over time achieve levels of stock ownership that will substantially align their interests with those of stockholders.

SUMMARY COMPENSATION TABLE

The table below sets forth a summary of the compensation for the years ended December 31, 2006, December 31, 2007 and December 31, 2008 earned by or paid to the Chief Executive Officer of the Company, the Chief Financial Officer of the Company and the three additional most highly compensated executive officers of the Company, referred to herein as the Company’s “named executive officers.”

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensa- tion(3)	Change in Nonqualified Deferred Compensation Earnings	All Other Compensa- tion(4)(5)	Total
Frank M. Drendel, Chairman and Chief Executive Officer	2008	$967,538	—	$1,371,371	$1,142,010	$851,768	$16,317	$311,981	$4,660,985
	2007	$820,388	—	$891,056	$460,668	$1,136,009	$6,448	$274,939	$3,589,508
	2006	$721,700	$4,400	$471,042	$236,391	$776,549	$5,515	$205,903	$2,421,500
Jearld L. Leonhardt, Executive Vice President and Chief Financial Officer	2008	$462,877	—	$284,259	$222,968	$251,207	$6,068	$112,852	$1,340,231
	2007	$389,237	—	$200,987	$104,077	$352,786	$2,431	$103,821	$1,153,339
	2006	$351,918	$4,400	$102,385	$51,409	$316,213	$2,075	$91,630	$920,030
Brian D. Garrett, President and Chief Operating Officer	2008	$653,950	—	$570,247	$523,917	$428,504	$8,082	$179,206	$2,363,906
	2007	$570,385	—	$312,239	$161,883	$594,977	$3,143	$164,100	$1,806,727
	2006	$475,730	$4,400	$148,067	$74,542	$427,463	$2,648	$123,346	$1,256,196
Edward A. Hally, Executive Vice President and General Manager, Antenna, Cable and Cabinets Group	2008	$440,117	—	$223,020	$96,842	$352,137	$1,606	$125,090	$1,238,812
	2007	$321,914	—	$131,974	$33,462	$297,923	$511	$80,468	$866,252
	2006	$294,612	$4,400	$71,187	$17,661	$224,734	$284	$91,131	$704,009

Marvin S. Edwards, Jr., Executive Vice President and General Manager, Wireless Network Solutions	2008	$374,445	—	$209,919	$86,640	$246,924	$862	$93,407	$1,012,197
	2007	$278,496	—	$135,016	$34,385	$195,403	$243	$64,261	$707,804
	2006	$266,840	$4,400	$71,287	$17,707	$200,738	$96	$58,176	$619,244

(1)	Reflects a transitional bonus paid when the Company changed from its practice of making discretionary profit sharing payments to the PDPC.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008, December 31, 2007 or December 31, 2006, as applicable, in accordance with FAS 123(R), for performance share unit awards and stock options granted in 2008 and 2006 (pursuant to the 2006 LTIP) and performance share awards and stock options granted during 2005 (pursuant to the CommScope, Inc. 1997 Long-Term Incentive Plan (the “1997 LTIP”)). Assumptions used in the calculation of the 2008 amounts are included in footnote 13 to the Company’s audited financial statements for the year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the Commission on February 26, 2009. Assumptions used in the calculation of the 2007 amounts are included in footnote 13 to the Company’s audited financial statements for the year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Commission on February 28, 2008. Assumptions used in the calculation of the 2006 amounts are included in footnote 13 to the Company’s audited financial statements for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Commission on March 1, 2007.

(3)	Amounts for 2008 reflect payments in 2009 with respect to the 2008 performance year pursuant to (i) the Company’s AIP of $834,836, $243,107, $417,060, $344,435, and $240,371, to Messrs. Drendel, Leonhardt, Garrett, Hally and Edwards, respectively and (ii) the PDPC of $16,932, $8,100, $11,444, $7,702 and $6,553 to Messrs. Drendel, Leonhardt, Garrett, Hally and Edwards, respectively. Messrs. Drendel and Leonhardt have each elected to receive shares of Common Stock in lieu of cash with respect to their AIP awards.

Amounts for 2007 reflect payments in 2008 with respect to the 2007 performance year pursuant to (i) the Company’s AIP of $1,119,009, $344,786, $582,977, $289,723 and $189,763 to Messrs. Drendel, Leonhardt, Garrett, Hally and Edwards, respectively and (ii) the PDPC of $17,000, $8,000, $12,000, $8,200 and $5,640 to Messrs. Drendel, Leonhardt, Garrett, Hally and Edwards, respectively.

Amounts for 2006 reflect payments in 2007 with respect to the 2006 performance year pursuant to (i) the Company’s AIP (described below under the caption “Non-Equity Incentive Plan Information”) of $762,115, $309,174, $417,948, $218,842 and $195,358 to Messrs. Drendel, Leonhardt, Garrett, Hally and Edwards, respectively and (ii) the PDPC (described below under the caption “Non-Equity Incentive Plan Information”) of $14,434, $7,038, $9,515, $5,892 and $5,380 to Messrs. Drendel, Leonhardt, Garrett, Hally and Edwards, respectively.

(4)	Amounts for 2008 reflect (i) the employer base and matching contribution under the CommScope, Inc. Retirement Savings Plan in the amount of $13,800 on behalf of each of Messrs. Drendel, Leonhardt, Garrett, Hally and Edwards, (ii) payment by the Company in 2008 of premiums of $2,482, $1,188, $1,676, $1,131 and $962 for term life insurance on behalf of Messrs. Drendel, Leonhardt, Garrett, Hally and Edwards, respectively, (iii) the annual regular and special credits under the SERP in the amount of $294,699, $97,864, $162,730, $110,159 and $77,645 for 2008 to the accounts thereunder of Messrs. Drendel, Leonhardt, Garrett, Hally and Edwards, respectively, and (iv) a Company contribution of $1,000 the Healthcare Savings Accounts of Messrs. Drendel, Garrett and Edwards, who elected to be covered by such plan.

(5)	In 2008, 2007 and 2006, Mr. Drendel was provided with the following items for which he fully reimbursed the Company for the incremental cost to the Company: personal use of the Company’s aircraft, certain club dues, tickets to sporting events and assistance from administrative staff unrelated to the Company’s business. No amounts are included for these items.

Employment Agreements

In November 1988, Mr. Drendel entered into an employment agreement (the “Agreement”) with GI Delaware and CommScope NC providing for his employment as President and Chief Executive Officer of CommScope NC for an initial term ending on November 28, 1991. The Agreement provides for a minimum salary, which is less than Mr. Drendel’s current salary, and provides that Mr. Drendel will participate in any management incentive compensation plan for executive officers that CommScope NC maintains. Commencing on November 29, 1989, subject to early termination by reason of death or disability or for cause (as defined in the Agreement), the Agreement extends automatically so that the remaining term is always two years, unless either party gives notice of termination, in which case the Agreement will terminate two years from the date of such notice. As of the date of this Proxy Statement, neither party has given notice of termination. Pursuant to the Agreement, Mr. Drendel is eligible to participate in all benefit plans available to other CommScope NC senior executives. The Agreement prohibits Mr. Drendel, for a period of five years following the term of the Agreement, from engaging in any business in competition with the business of CommScope NC in any country where CommScope NC then conducts business. Effective as of the Spin-Off, GI Delaware ceased to be a party to the Agreement.

GRANT OF PLAN-BASED AWARDS DURING 2008

			Estimated Future Payments Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (5)
Name	Grant Date		Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Frank M. Drendel	3/24/08	(1)	$556,335	$1,112,670	$2,225,340	—	—	—	—	—	—
	3/24/08	(2)	$9,675	—	$19,350	—	—	—	—	—	—
	1/22/08	(3)	—	—	—	—	—	—	105,650	$41.22	$2,202,803
	1/22/08	(4)	—	—	—	27,125	54,250	81,375	—	—	$2,236,185
Jearld L. Leonhardt	3/24/08	(1)	$162,007	$324,014	$648,028	—	—	—	—	—	—
	3/24/08	(2)	$4,629	—	$9,258	—	—	—	—	—	—
	1/22/08	(3)	—	—	—	—	—	—	18,500	$41.22	$385,725
	1/22/08	(4)	—	—	—	4,750	9,500	14,250	—	—	$391,590
Brian D. Garrett	3/24/08	(1)	$277,929	$555,858	$1,111,716	—	—	—	—	—	—
	3/24/08	(2)	$6,539	—	$13,078	—	—	—	—	—	—
	1/22/08	(3)	—	—	—	—	—	—	55,800	$41.22	$1,163,430
	1/22/08	(4)	—	—	—	14,325	28,650	42,975	—	—	$1,180,953
Edward A. Hally	3/24/08	(1)	$154,041	$308,082	$616,164	—	—	—	—	—	—
	3/24/08	(2)	$4,401	—	$8,802	—	—	—	—	—	—
	1/22/08	(3)	—	—	—	—	—	—	9,800	$41.22	$204,330
	1/22/08	(4)	—	—	—	5,100	10,200	15,300	—	—	$420,444
Marvin S. Edwards, Jr.	3/24/08	(1)	$112,334	$224,668	$449,336	—	—	—	—	—	—
	3/24/08	(2)	$3,745	—	$7,490	—	—	—	—	—	—
	1/22/08	(3)	—	—	—	—	—	—	8,100	$41.22	$168,885
	1/22/08	(4)	—	—	—	4,225	8,450	12,675	—	—	$348,309
(1)	Reflects the threshold, target and maximum incentives payable under the AIP for the 2008 performance year if pre-established financial targets are met. The footnotes to the summary compensation table include the incentive that was actually paid under this plan.

(2)	Reflects the threshold and maximum incentives payable under the PDPC for the 2008 performance year if pre-established financial targets are met. The footnotes to the summary compensation table include the incentive that was actually paid under this plan.

(3)	Reflects stock options granted in 2008 pursuant to the 2006 LTIP. Options become exercisable with respect to one-third of the shares covered thereby on January 22, 2009, January 22, 2010 and January 22, 2011.

(4)	Reflects the threshold, target and maximum shares of Common Stock, which are underlying the performance share unit awards granted pursuant to the 2006 LTIP. Based on actual performance, the named executive officers will receive 71.3% of the target number of shares, which will become payable on January 22, 2011, subject to the terms of the applicable grant agreement.

(5)	Reflects the grant date fair value of each equity award in accordance with FAS 123(R), using the target level, where applicable. Assumptions used in this amount are included in footnote 13 to the Company’s audited financial statements for the year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the Commission on February 26, 2009. The payout level for the 2008 performance year was 71.3% of target.

Non-Equity Incentive Plan Compensation

The AIP is the Company’s annual cash incentive plan for the Chief Executive Officer and certain other employees, including the named executive officers. Under the AIP in 2008, the Compensation Committee established a target award amount for the named executive officers. The percentage of such amount to be received is primarily based on whether and to what extent the AIP Adjusted Operating Income performance target was met or exceeded. In 2008, the awards to be received by the named executive officers under the AIP were not eligible for an adjustment based on personal performance. The 2008 AIP Adjusted Operating Income targets for the named executive officers in respect of their respective business units were as follows: a minimum of $451.506 million, a target of $564.383 million, and a maximum of $677.260 million for Messrs. Drendel, Leonhardt and Garrett (corporate business unit); a minimum of $221.012 million, a target of $276.265 million, and a maximum of $331.518 million for Mr. Hally (ACCG business unit); and a minimum of $22.420 million, a target of $28.025 million, and a maximum of $33.630 million for Mr. Edwards (WNS business unit). The executives will begin to earn a bonus award if the AIP Adjusted Operating Income result equals 80% of the targeted amount. The Compensation Committee set the named executive officers’ 2008 percentages of base salary that would be paid if the performance target were met as follows: Mr. Drendel—115%, Mr. Leonhardt—70%, Mr. Garrett—85%, Mr. Hally—70% and Mr. Edwards—60%. The Compensation Committee determined that the AIP Adjusted Operating Income target exceeded the threshold necessary for the named executive officers to receive a payment under the AIP with respect to the 2008 performance period (the corporate AIP Adjusted Operating Income result for 2008 was approximately $508.029 million). Accordingly, the Compensation Committee approved awards in accordance with the terms of the AIP for the 2008 performance year as follows: Mr. Drendel—$834,836 (75.03% of target payout), Mr. Leonhardt —$243,107 (75.03% of target payout), Mr. Garrett—$417,060 (75.03% of target payout), Mr. Hally—$344,435 (111.80% of target payout) and Mr. Edwards—$240,317 (106.99% of target payout), which amounts are reflected in the Summary Compensation Table. In 2009, the Compensation Committee decided that the 2009 target award percentages for the named executive officers will remain the same as in effect for 2008.

Also in 2009, the Compensation Committee amended the AIP to provide that the Compensation Committee may permit certain participants to elect to receive all or a portion of their AIP award in Common Stock in lieu of cash on such terms and conditions as established by the Compensation Committee. The value of the Common Stock issued would be equal to the AIP award approved for the relevant fiscal year, or portion thereof, with respect to which an election has been made, with the number of shares issued determined based on the closing price of Common Stock on the date of such election (rounded down to the nearest whole number of shares). On February 17, 2009, the Compensation Committee gave each of the executive officers the opportunity to make an election with respect of their 2008 AIP awards. Frank Drendel and Jearld Leonhardt each elected to receive all of their 2008 AIP award in stock. As a result, Messrs. Drendel and Leonhardt were issued 62,023 and 18,061 shares, respectively, of Company common stock out of the treasury on February 17, 2009, the date such elections were made, with the number of shares determined based on the closing price of Common Stock on such date. The other named executive officers received their 2008 AIP awards in cash.

Under the PDPC, the named executive officers have the opportunity to receive a payment in the amount of up to 2% of their annualized pay rate as of the end of the performance year, as annually determined by the Board of Directors (or a committee thereof) in its discretion. In 2008, the Compensation Committee set the percentage as follows:

•	If the corporate AIP Adjusted Operating Income equals or exceeds 100% of the target established under the AIP (i.e., $564.383 million), the percentage will be 2%.

•	If the corporate AIP Adjusted Operating Income is less than 100% of the target but is equal to or greater than 87.5% of the target, the percentage will be 1.75%.

•	If the corporate AIP Adjusted Operating Income is less than 87.5% of the target but is equal to or greater than 75% of the target, the percentage will be 1.5%.

•	If the corporate AIP Adjusted Operating Income is less than 75% of the target but is equal to or greater than 62.5% of the target, the percentage will be 1.25%.

•	If the corporate AIP Adjusted Operating Income is less than 62.5% of the target but is equal to or greater than 50% of the target, the percentage will be 1%.

•	If the corporate AIP Adjusted Operating Income is less than 50% of the target, the percentage will be 0%.

The named executive officers received a payout of 1.75% of their base salary as a result of 2008 performance under the PDPC, which amounts are reflected in the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
Frank M. Drendel	28,148	—	$38.38	12/15/2009	—		—
	60,000	—	$17.25	12/14/2010	—		—
	155,000	—	$16.20	2/21/2012	—		—
	136,000	—	$7.93	12/19/2012	—		—
	130,200	—	$15.58	12/19/2013	—		—
	155,600	—	$18.92	12/16/2014	—		—
	74,800	—	$19.91	12/14/2015	—		—
	34,067	17,033	$30.42	12/13/2016	—		—
	—	105,650	$41.22	1/22/2018	—		—
	—	—	—	—	43,500	(3)	$675,990	(3)
	—	—	—	—	38,680	(4)	$601,091	(4)
Jearld L. Leonhardt	30,600	—	$17.25	12/14/2010	—		—
	50,000	—	$16.20	2/21/2012	—		—
	33,500	—	$15.58	12/19/2013	—		—
	38,100	—	$18.92	12/16/2014	—		—
	16,200	—	$19.91	12/14/2015	—		—
	8,000	4,000	$30.42	12/13/2016	—		—
	—	18,500	$41.22	1/22/2018	—		—
	—	—	—	—	10,200	(3)	$158,508	(3)
	—	—	—	—	6,774	(4)	$105,260	(4)
Brian D. Garrett	42,875	—	$7.93	12/19/2012	—		—
	50,300	—	$15.58	12/19/2013	—		—
	57,100	—	$18.92	12/16/2014	—		—
	23,300	—	$19.91	12/14/2015	—		—
	13,267	6,633	$30.42	12/13/2016	—		—
	—	55,800	$41.22	1/22/2018	—		—
	—	—	—	—	16,950	(3)	$263,403	(3)
	—	—	—	—	20,427	(4)	$317,443	(4)
Edward A. Hally	5,605	—	$19.91	12/14/2015	—		—
	2,400	1,200	$30.42	12/13/2016	—		—
	—	9,800	$41.22	1/22/2018	—		—
	—	—	—	—	6,300	(3)	$97,902	(3)
	—	—	—	—	7,273	(4)	$113,016	(4)
Marvin S. Edwards, Jr.	5,605	—	$19.91	12/14/2015	—		—
	2,533	1,267	$30.42	12/13/2016	—		—
	—	8,100	$41.22	1/22/2018	—		—
	—	—	—	—	6,600	(3)	$102,564	(3)
	—	—	—	—	6,025	(4)	$93,626	(4)

(1)	During their ten-year terms, options generally become exercisable in three equal installments each year beginning on the first anniversary of the date of grant.

(2)	Options expire on the tenth anniversary of the date of grant.

(3)	Reflects the number and aggregate market value of performance share unit awards that were granted on December 13, 2006. Because specified performance goals were met in respect of the 2007 fiscal year, the awards (150% of the number granted, based on actual performance) will become payable to the executive on December 13, 2009, subject to the terms of the applicable grant agreement.

(4)	Reflects the number and aggregate market value of performance share unit awards that were granted on January 22, 2008. Because specified performance goals were met in respect of the 2008 fiscal year, the awards (71.3% of the number granted, based on actual performance) will become payable to the executive on January 22, 2011, subject to the terms of the applicable grant agreement.

OPTION EXERCISES AND STOCK VESTED IN 2008

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Frank M. Drendel	88,152	$2,417,770
Jearld L. Leonhardt	30,600	$539,575
Brian D. Garrett	252,675	$8,160,558
Edward A. Hally	—	—
Marvin S. Edwards, Jr.	—	—

EQUITY COMPENSATION PLAN INFORMATION AS OF FISCAL YEAR END

The following table includes information with respect to equity compensation plans (including any individual compensation arrangements under which the Company’s equity securities are authorized for issuance to employees or non-employees) as of December 31, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)		Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,990,890	(1)	$27.55	1,822,610	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	3,990,890		$27.55	1,822,610

(1)	Represents (i) shares of Common Stock to be issued upon exercise of outstanding options granted pursuant to the 1997 LTIP, 2006 LTIP, the Andrew Corporation Long Term Incentive Plan and the Andrew Corporation Management Incentive Plan; (ii) shares of Common Stock underlying phantom stock granted pursuant to the 1997 LTIP; (iii) shares of Common Stock underlying performance share unit awards granted pursuant to the 2006 LTIP in respect of the 2007 performance year (reflecting the achieved level of performance); (iv) shares of Common Stock underlying performance share unit awards granted pursuant to the 2006 LTIP, the Andrew Corporation Long Term Incentive Plan and the Andrew Corporation Management Incentive Plan in respect of the 2008 performance year (reflecting the achieved level of performance); and (v) shares of Common Stock underlying restricted stock units granted pursuant to the 2006 LTIP, the Andrew Corporation Long Term Incentive Plan and the Andrew Corporation Management Incentive Plan. Of the foregoing amounts, only the weighted-average exercise price of the shares of Common Stock to be issued upon exercise of outstanding options is taken into account in column (b).

(2)	Represents shares of Common Stock that may be issued pursuant to restricted stock, restricted stock units, options, stock appreciation rights, performance awards and performance share unit awards under the 2006 LTIP, the Andrew Corporation Long Term Incentive Plan and the Andrew Corporation Management Incentive Plan.

NONQUALIFIED DEFERRED COMPENSATION

Name	Registrant contributions in last fiscal year(1)	Aggregate earnings in last fiscal year	Aggregate balance at last fiscal year end(2)
Frank M. Drendel	$294,699	$152,927	$2,951,624
Jearld L. Leonhardt	$97,864	$56,868	$1,088,761
Brian D. Garrett	$162,730	$75,743	$1,477,571
Edward A. Hally	$110,159	$15,048	$361,513
Marvin S. Edwards, Jr.	$77,645	$8,074	$212,713

(1)	Reflects annual regular and special credits by the Company to the named executive officers’ accounts under the SERP. Contributions shown are included in the “All Other Compensation Column” in the Summary Compensation Table.

(2)	Included within the aggregate balance at last fiscal year end are amounts that have been reported in Summary Compensation Tables covering periods from January 1, 2001 through December 31, 2008 as follows: Mr. Drendel—$1,339,715; Mr. Leonhardt—$487,166; Mr. Garrett—$716,022; Mr. Hally—$290,554; and Mr. Edwards—$167,145.

Nonqualified Deferred Compensation

The Nonqualified Deferred Compensation table reflects information about the SERP for 2008. The SERP is an unfunded defined contribution type retirement plan maintained for the benefit of a select group of management and/or highly compensated employees of the Company and its subsidiaries. The SERP provides for (i) an initial credit to a participant’s “special account” (which generally equals the product of 5% of such participant’s base salary and incentive paid during the year before such employee becomes a participant multiplied by the number of years of service completed while employed in a senior management capacity) and (ii) an allocation each year to a participant’s “regular account” (which generally equals 5% of such participant’s base salary and annual incentive paid for the year up to a cap, which in 2008 was $230,000, plus 15% of the amount in excess of the cap). The accounts accrue interest each year. For the 2008 plan year the earnings credited to the accounts was 6%. In 2009, the interest rate was reviewed by the Compensation Committee and decreased to 5%, effective as of January 1, 2008. The interest rate will continue to be reviewed and reset if appropriate not less frequently than every five years. Under the SERP, there are generally no payments of supplemental retirement benefits to named executive officers until retirement at age 55 or older with 10 years of service or at age 65 without regard to any service requirement (“Retirement”). In 2009, Edward Hally was credited with an additional two years of service under the SERP in recognition of him assuming greater responsibilities in connection with the Andrew acquisition. A participant generally will receive the full value of his or her account balance upon his or her Retirement although the participant may defer receipt of his or her vested account balance pursuant to an initial election or in accordance with the subsequent deferral rules under Section 409A of the Code. If the participant’s employment terminates for any reason other than by the Company for cause within two years after a change in control, such participant’s payment is made in a lump sum. Participants become vested in their SERP benefits on the date that is one year and 31 days following the date they receive notification of their participation in the SERP (the “Vesting Date”). If Retirement or a change in control occurs prior to the Vesting Date, SERP benefits are considered unvested and will be forfeited.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Severance Protection and Separation Agreements

The Company has entered into severance protection agreements with its other named executive officers. Amended and restated severance protection agreements were entered into between the Company and the named executive officers in December 2008 following review and amendment of the agreements by the Compensation Committee. The severance protection agreements were amended to comply with Sections 409A and 162(m) of the Code and to make certain other changes, such as lengthening the term of the agreements and conforming the definition of a change in control to the definition used in other Company compensation plans (which among other things now provides that a change in control by reason of a merger, consolidation or reorganization occurs upon consummation of the transaction rather than upon shareholder approval).

These agreements provide for an initial term of three years and are automatically extended for one year on January 1 of each year immediately following the end of the term unless notification is given to either the Company or the executive, except that the term may not expire prior to 24 months following a change in control (as defined in the agreements).

The agreements provide severance pay and other benefits in the event of a termination of employment within 24 months after a change in control of the Company if such termination is (i) by the Company for any reason other than for cause or disability or (ii) by the executive for good reason (which definition includes, among other things, an adverse change in status or duties, a reduction in salary or benefits, and a relocation of the executive’s place of employment by more than twenty-five miles). Such severance pay will be in an amount equal to two times the sum of the executive’s then current base salary and the target annual incentive payable to the executive under the Company’s AIP for the fiscal year immediately preceding the fiscal year of termination in the case of the Chief Executive Officer and one and one-half times such sum in the case of all other named executive officers. In addition, the Company will pay the executive all accrued but unpaid compensation (which includes items such as salary, bonus, reimbursement for expenses and vacation pay) and a pro rata incentive for the year of termination based on the actual bonus paid or payable to the executive under the AIP in respect of the year immediately preceding the year of termination (calculated up to the date of termination). The executive’s and his dependents’ and beneficiaries’ life insurance, disability, medical, dental and hospitalization benefits will be continued for either 24 months, in the case of the Chief Executive Officer, or 18 months in the case of all other named executive officers (in each case, a “Continuation Period”). If, at the end of the Continuation Period, the executive is not employed by another employer (including self-employment), the executive will receive monthly for up to six months, an amount equal to one-twelfth (1/12) of the sum of the executive’s base salary (at the rate in effect on the termination date) and the target annual incentive payable to the executive for the fiscal year immediately preceding the fiscal year of termination, plus continued benefits. The executive will also receive limited reimbursement for outplacement, tax and financial planning assistance and reimbursement for relocation under certain circumstances. The severance pay and benefits provided for under the severance protection agreements shall be in lieu of any other severance pay to which the executive may be entitled under any other severance plan of, or employment agreement with the Company or any of its affiliates. If the executive’s employment is terminated by the Company other than for cause or by the executive for good reason at any time prior to the date of a change in control and such termination (i) occurred after the Company entered into a definitive agreement, the consummation of which would constitute a change in control or (ii) the executive reasonably demonstrates that such termination was at the request of a third party who has indicated an intention or has taken steps reasonably calculated to effect a change in control, such termination shall be deemed to have occurred after a change in control.

If the executive’s employment is terminated by the Company for cause or disability, by reason of the executive’s death or by the executive other than for good reason, the Company shall pay to the executive his other accrued compensation. In addition, in the case of a termination by the Company for disability or due to the executive’s death, the executive will receive a pro rata incentive for the year of termination based on the actual bonus paid or payable to the executive under the AIP in respect of the year immediately preceding the year of termination (calculated up to the date of termination).

The agreements provide (and have since they were initially entered into in 1997) for a gross-up payment by the Company in the event that the total payments the executive receives under the agreement, or otherwise (for example, due to accelerated vesting of equity), are subject to the excise tax under Section 4999 of the Code. In such an event, the Company will pay an additional amount so that the executive is made whole on an after-tax basis from the effect of the excise tax.

The severance payment, pro rata incentive payment under the AIP (based on the actual bonus paid or payable for 2007), total amount of the salary and bonus continuation following the end of the executives’ respective Continuation Periods (which assumes that the executives are not otherwise employed at that time and remain so for six months), value of benefits (during the respective Continuation Periods and for six months thereafter) and gross up payment that would be due to the named executive officers assuming a change in control on December 31, 2008 followed by an immediate termination of employment by the Company without cause, or by the executive for good reason, on the same day, would be as follows:

	Severance Payment	Pro Rata Incentive(1)	Salary Continuation	Value of Medical and Other Benefits(2)	Gross-up Amount
Frank M. Drendel	$3,580,776	$1,119,009	$895,194	$471,962	—
Jearld L. Leonhardt	$1,079,106	$344,786	$359,702	$199,499	—
Brian D. Garrett	$1,611,583	$582,977	$537,194	$286,877	—
Edward A. Hally	$941,623	$289,723	$313,874	$182,831	$771,178
Marvin S. Edwards, Jr.	$765,372	$189,763	$255,124	$144,415	—

(1)	The pro rata incentive payment under the AIP is based on the actual bonus paid or payable for 2007.

(2)	Reflects the following estimates: (i) $2,000 for each executive for the cost of tax and financial planning reimbursement; (ii) outplacement services reimbursement of $447,597, $179,851, $268,597, $156,937 and $127,562 for Messrs. Drendel, Leonhardt, Garrett, Hally and Edwards, respectively, and (iii) benefit continuation with a cost to the Company of $22,365, $17,648, $16,280, $23,894 and $14,853 for Messrs. Drendel, Leonhardt, Garrett, Hally and Edwards, respectively.

Equity Awards

Effect of a Change in Control of the Company.    The option award agreements under which the named executive officers received grants in December 2006 and January 2008 pursuant to the 2006 LTIP provide that, in the event of a change in control of the Company (as defined in the 2006 LTIP), all stock options granted pursuant to those award agreements will become immediately and fully exercisable. The performance share unit award agreements under which the named executive officers received grants in December 2006 and January 2008 pursuant to the 2006 LTIP provide that, in the event of a change in control of the Company during the “performance year” (i.e., fiscal year 2008), all performance share units granted pursuant to those award agreements will become immediately vested, without regard to satisfaction of the performance goals. Pursuant to the terms of these agreements, in the event of a change in control following completion of the performance year (i.e., fiscal year 2007), but before the date they would have otherwise vested the number of units with respect to which the performance goals were satisfied will become immediately vested.

Effect of Voluntary Retirement.    The option award agreements under which the named executive officers received grants in December 2006 and January 2008 pursuant to the 2006 LTIP provide that, in the event of the grantee’s retirement after age 55 with 10 years of service, or after age 65 without regard to service (“Retirement”), the executive is eligible to vest in a pro rata portion (based on when during the year the grantee retires) of the number of options that would have become vested on the next occurring anniversary of the grant date, and that portion remains outstanding and vests provided the grantee complies with the non-competition and non-solicitation covenants for two years, and perpetual confidentiality and non-disparagement covenants (“Restrictive Covenants”). The performance share unit award agreements under which the named executive officers received grants in December 2006 and January 2008 pursuant to the 2006 LTIP provide that, in the event of the grantee’s Retirement, a pro rata portion (based on the number of months that have elapsed from the date of grant through the termination date) of the units remain outstanding and, on the third anniversary of the date of grant, the executive will vest in that part of the pro rata portion of units with respect to which the performance goals were satisfied, provided the executive complies with the Restrictive Covenants.

Effect of Termination Due to Death or Disability.    Pursuant to the terms of the option and performance share unit award agreements under which the named executive officers received grants in December 2006 and January 2008 pursuant to the 2006 LTIP, in the event of termination due to death or disability, those awards immediately vest, and in the case of performance share awards, without regard to satisfaction of performance goals. If, however, the death or disability occurred following the completion of the respective performance year, only those performance share unit awards with respect to which performance goals were satisfied would vest.

The following table sets forth the intrinsic value (i.e., the value based upon the company’s closing stock price on December 31, 2008, or in the case of options, the excess of the closing price over the exercise price) of equity awards that would become vested upon a change in control on December 31, 2008, or a termination of employment on December 31, 2008. Where applicable awards would become eligible to vest due to the December 31, 2008 event, but would not actually become vested until their original vesting date depending on whether the named executive officers complied with the Restrictive Covenants, this table assumes compliance. It does not take into account any present value discount to reflect the fact that the award would not actually become vested until such vesting date.

	Change in Control		Retirement(1)		Death or Disability
	Options(2)	Performance Awards(3)(4)	Options(2)	Performance Awards(3)(4)	Options(2)	Performance Awards(3)(4)
Frank M. Drendel	—	$1,519,035	—	$708,257	—	$1,519,035
Jearld L. Leonhardt	—	$306,138	—	$150,781	—	$306,138
Brian D. Garrett	—	$708,624	—	$311,642	—	$708,624
Edward A. Hally	—	$256,410	—	—	—	$256,410
Marvin S. Edwards, Jr.	—	$233,877	—	—	—	$233,877

(1)	Because Messrs. Hally and Edwards were not retirement eligible on December 31, 2008, none of their equity would accelerate.

(2)	All outstanding options were underwater as of December 31, 2008.

(3)	With respect to the performance unit awards granted in December 2006, the amount reflected is based on the maximum level of performance.

(4)	With respect to the performance unit awards granted in January 2008, the amount reflected is based on the target level of performance.

Other Arrangements

AIP.    Pursuant to the terms of the AIP, in the event of a change in control of the Company (as defined in the AIP), within 60 days thereafter, the Company will pay to each participant immediately prior to such change in control (regardless of whether such participant remains in the employ of the Company following the change in control) a pro rata portion of his or her incentive award for the performance year, assuming that all performance percentages are 100%. Outside the context of a change in control, participants are eligible to receive a pro rata portion of their award if their employment is terminated due to death, disability or retirement (at age 65, or earlier with prior approval of the Company) as long as they had active service for at least three months during the performance period. Accordingly, assuming a change in control, death or disability on December 31, 2008, or, in the case of Messrs. Drendel, Leonhardt or Garrett, retirement on December 31, 2008, the payments in respect of AIP awards to the named executive officers would be as follows: $1,112,670 for Mr. Drendel, $324,014 for Mr. Leonhardt, $555,858 for Mr. Garrett, $308,082 for Mr. Hally and $224,668 for Mr. Edwards.

SERP.    Pursuant to the terms of the SERP, a participant generally will receive the full value of his or her account balance upon termination for any reason once he or she is eligible for Retirement. Messrs. Drendel, Leonhardt and Garrett are currently vested in their SERP accounts, so would receive the amounts shown in the column of the Nonqualified Deferred Compensation table entitled “Aggregate balance at last fiscal year end” were their employment terminated for any reason on December 31, 2008.

Messrs. Hally and Edwards are currently not eligible for Retirement, but would receive the full value of their SERP accounts in several scenarios occurring on December 31, 2008, with such value shown in the column of the Nonqualified Deferred Compensation table entitled “Aggregate balance at last fiscal year end.” In the event of a change in control (as defined in the SERP), each participant who is employed by the Company immediately prior to that change in control will receive the full value of his or her account balance in a single lump sum if their employment is terminated for any reason other than by the Company for cause within two years of the date of the change in control. In addition, each participant (or his or her beneficiary in the case of a participant’s death) would receive distribution of his or her account balance in the event of a termination of employment on December 31, 2008 due to disability or death, or by the Company without cause.

Payment to the SERP participants generally occurs on the next following January 31 or July 31, except that payments resulting from termination following a change in control or terminations due to disability are paid as soon as practicable following such termination. Participants may generally defer receipt of their account balance in accordance with the subsequent deferral rules under Section 409A of the Code.

DIRECTOR COMPENSATION TABLE

The table below sets forth a summary of the compensation for the year ended December 31, 2008 earned by or paid to the non-employee directors of the Company during 2008.

Name	Fees earned or paid in cash	Stock Awards(1)	Option Awards(2)	Total
Boyd L. George	$65,000	$60,000	—	$125,000
George N. Hutton, Jr.	$60,000	$60,000	—	$120,000
Katsuhiko Okubo	$60,000	$60,000	$9,192	$129,192
Richard C. Smith	$75,000	$60,000	$9,192	$144,192
June E. Travis	$70,000	$60,000	$5,129	$135,129
James N. Whitson	$60,000	$60,000	—	$120,000

(1)	The dollar amounts in the table reflect the amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R). The grant date fair value of directors’ share awards granted during 2008, computed in accordance with FAS 123(R), was $60,000 for each non-employee director, and the aggregate number of shares in respect of share awards outstanding on December 31, 2008 was 1,315 for each non-employee director.

(2)	The dollar amounts in the table reflect the amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R). The aggregate number of shares subject to option awards outstanding on December 31, 2008 were as follows: 52,000 for Mr. George; 32,000 for Mr. Hutton; 10,334 for Mr. Okubo; 20,000 for Mr. Smith; 45,000 for Ms. Travis and 52,000 for Mr. Whitson.

Prior to 2007, the 2006 LTIP provided that each non-employee director, upon initial election to the Board of Directors, would receive an automatic grant of 1,000 shares of Common Stock that vested immediately and an option to purchase 7,000 shares of Common Stock (which option became exercisable in three equal installments beginning on the first anniversary of the date of grant) on each August 1st following such election as long as he or she was still serving on the Board of Directors, at an exercise price per share equal to the fair market value of the underlying shares of Common Stock on the date of grant. On February 28, 2007, however, the Board of Directors approved certain changes to director compensation. Effective April 1, 2007, non-employee directors will receive an annual cash fee of $60,000 (paid in quarterly installments), and the Audit Committee chairperson, Compensation Committee chairperson and Nominating and Corporate Governance Committee chairperson will receive additional annual cash fees of $15,000, $10,000 and $5,000, respectively (paid in quarterly installments). In addition, under the 2006 LTIP, the automatic grants of 1,000 options upon initial election to the Board of Directors and annual grants of 7,000 options were discontinued. These were replaced with automatic grants on August 1 of each year of share awards having a fair market value of $60,000 on the date of grant, with the issuance of shares of Common Stock thereunder occurring on the next July 31.

COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

COMPENSATION COMMITTEE

June E. Travis, Chairperson

Boyd L. George

George N. Hutton, Jr.

Katsuhiko Okubo

Richard C. Smith

James N. Whitson

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is providing this report to enable stockholders to understand how it monitors and oversees the Company’s financial reporting process. The Audit Committee consists of six directors, all of whom are independent within the meaning of NYSE rules and the Company’s Corporate Governance Guidelines, and operates pursuant to an Audit Committee Charter that is reviewed annually by the Audit Committee and updated as appropriate.

This report confirms that the Audit Committee has: (i) reviewed and discussed the audited financial statements for the year ended December 31, 2008 with management and the Company’s independent public accountants; (ii) discussed with the Company’s independent public accountants the matters required to be reviewed pursuant to the Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged with Governance); (iii) reviewed the written disclosures and letters from the Company’s independent public accountants as required by the rules of the Public Company Accounting Oversight Board; and (iv) discussed with the Company’s independent public accountants their independence from the Company.

The Audit Committee of the Board of Directors has considered whether the provision of non-audit professional services rendered by Ernst & Young LLP, and disclosed elsewhere in this proxy statement, is compatible with maintaining their independence.

Based upon the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2008 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Respectfully submitted,

AUDIT COMMITTEE

Richard C. Smith, Chairman

Boyd L. George

George N. Hutton, Jr.

Katsuhiko Okubo

June E. Travis

James N. Whitson

BENEFICIAL OWNERSHIP OF COMMON STOCK

The table below sets forth information as to the beneficial ownership of Common Stock (i) as of February 27, 2009 (except as otherwise specified) by all current directors and the persons listed in the Summary Compensation Table as well as by current directors and executive officers of the Company as a group and (ii) to the best knowledge of the Company’s management, based on filings with the Commission pursuant to Section 13(d) or (g) under the Exchange Act, beneficial owners of more than 5% of the outstanding Common Stock. Unless otherwise specified, the address of each person in the table below is in care of the Company.

Name and Address	Shares of Common Stock Beneficially Owned(1)	% of Shares Outstanding Beneficially Owned
Frank M. Drendel(2)(3)	1,516,206	2.07%
Marvin S. Edwards, Jr.(4)(3)	37,059	*
Brian D. Garrett(5)(3)	208,195	*
Boyd L. George(6)	60,044	*
Edward A. Hally(7)(3)	21,972	*
George N. Hutton, Jr.(8)	33,377	*
Jearld L. Leonhardt(9)(3)	255,095	*
Katsuhiko Okubo(10)	13,711	*
Richard C. Smith(11)	23,377	*
June E. Travis(12)	59,377	*
James N. Whitson(13)	58,044	*
All current directors and executive officers of the Company as a group (16 persons)(14)	2,434,464	3.29%
Janus Capital Management LLC(15) 151 Detroit Street Denver, Colorado 80206	7,337,127	10.12%
Greenlight Entities(16) 2 Grand Central Tower 140 East 45th Street, 24th Floor New York, New York 10017	7,000,000	9.64%
Bank of America Corporation(17) 100 North Tryon Street, Floor 25 Bank of America Corporate Center Charlotte, NC 28255	5,739,582	7.91%
Goldman Sachs Asset Management(18) 32 Old Slip New York, New York 10005	3,872,679	5.33%

*	The percentage of shares of the Common Stock beneficially owned does not exceed one percent of the shares of Common Stock outstanding.

(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock which such person has the right to acquire within 60 days following February 27, 2009. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within 60 days following February 27, 2009 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The table does not include shares of Common Stock subject to options to be awarded in the future under the 2006 LTIP.

(2)	Includes 809,032 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 27, 2009. Also includes 100 shares held by the spouse of Frank M. Drendel and 112,000 shares owned by Drendel Investments, LLC

(3)	Includes the number of shares of Common Stock which were held by the trustee of the CommScope, Inc. Retirement Savings Plan and were allocated to the individual’s respective account under the Employees Retirement Savings Plan as of February 27, 2009 as follows: Frank M. Drendel, 2,829 shares; Brian D. Garrett, 2,653 shares; Jearld L. Leonhardt, 3,339 shares; Edward A. Hally, 440 shares and Marvin S. Edwards, Jr., 19,051 shares.

(4)	Includes 10,838 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 27, 2009.

(5)	Includes 205,442 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 27, 2009.

(6)	Includes 49,667 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 27, 2009.

(7)	Includes 11,272 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 27, 2009.

(8)	Includes 29,667 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 27, 2009.

(9)	Includes 182,567 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 27, 2009. Also includes 1,000 shares held by the spouse of Jearld L. Leonhardt.

(10)	Includes 10,334 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 27, 2009.

(11)	Includes 20,000 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 27, 2009.

(12)	Includes 45,000 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 27, 2009.

(13)	Includes 49,667 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 27, 2009.

(14)	Includes 1,505,430 shares subject to options which are exercisable for Common Stock currently or within 60 days of February 27, 2009. Includes an aggregate of 42,144 shares of Common Stock which were held by the trustees of the Employees Retirement Savings Plan and were allocated to the current officers’ respective accounts under the Employees Retirement Savings Plan as of February 27, 2009.

(15)

Based on information provided in a Schedule 13G filed jointly by Janus Capital Management LLC (“Janus”) and INTECH Investment Management LLC (“INTECH”) with the Commission on January 13, 2009, reporting beneficial ownership of Common Stock as of December 31, 2008. According to the Schedule 13G: (i) Janus Capital has a direct 89.9% ownership stake in INTECH and a direct 78.4% ownership stake in Perkins Investment Management LLC (“Perkins”); (ii) due to the above ownership structure, holdings for Janus Capital, Perkins and INTECH are aggregated for purposes of the Schedule 13G filing; (iii) Janus Capital, Perkins and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to herein as “Managed Portfolios”); (iv) as a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of (with sole voting an dispositive power with respect to) 7,068,882 shares of Common Stock (or 9.7% of the outstanding shares of Common Stock) held by such Managed Portfolios; and (v) as a result of its role as investment adviser or sub-adviser to the Managed Portfolios, INTECH may be deemed to be the beneficial owner of (with sole voting an dispositive power with respect to) 268,245 shares of Common Stock (or 0.4% of the outstanding shares of Common Stock) held by such Managed Portfolios.

(16)	Based on information provided in a Schedule 13G filed by (i) Greenlight Capital, L.L.C. (“Greenlight LLC”); (ii) Greenlight Capital, Inc. (“Greenlight Inc”); (iii) DME Advisors, L.P. (“Advisors”); (iv) DME Advisors GP, L.L.C. (“DME GP”) and (v) David Einhorn (collectively, the “Greenlight Entities”) on February 13, 2009, reporting beneficial ownership of Common Stock as of December 31, 2008. According to the Schedule 13G: (i) Greenlight LLC may be deemed the beneficial owner of 2,913,148 shares of Common Stock held for the accounts of Greenlight Capital, L.P. (“Greenlight Fund”) and Greenlight Capital Qualified, L.P. (“Greenlight Qualified”); (ii) Greenlight Inc may be deemed the beneficial owner of 6,136,430 shares of Common Stock held for the accounts of Greenlight Fund, Greenlight Qualified and Greenlight Offshore, Ltd. (“Greenlight Offshore”); (iii) Advisors may be deemed the beneficial owner of 863,570 shares of Common Stock held for the managed account for which Advisors acts as investment manager; (iv) DME GP may be deemed the beneficial owner of 863,570 shares of Common Stock held for the managed account for which Advisors acts as investment manager and (v) Mr. Einhorn may be deemed the beneficial owner of 7,000,000 shares of Common Stock. This number consists of: (A) an aggregate of 2,913,148 shares of Common Stock held for the accounts of Greenlight Fund and Greenlight Qualified, (B) 3,223,282 shares of Common Stock held for the account of Greenlight Offshore and (C) 863,570 shares of Common Stock held for the managed account for which Advisors acts as investment manager. Greenlight LLC is the general partner of Greenlight Fund and Greenlight Qualified. Pursuant to Rule 16a-1, Mr. Einhorn disclaims beneficial ownership except to the extent of his pecuniary interests.

(17)	Based on information provided in a Schedule 13G filed jointly by Bank of America Corporation, NB Holdings Corporation, BAC North America Holding Company, BANA Holding Corporation, Bank of America, NA, Columbia Management Group, LLC, Columbia Management Advisors, LLC, Banc of America Securities Holdings Corporation, Banc of America Securities LLC and Banc of America Investment Advisors, Inc. with the Commission on February 12, 2009, reporting beneficial ownership of Common Stock as of December 31, 2008. According to the Schedule 13G, Bank of America Corporation and NB Holdings Corporation each beneficially own 5,739,582 shares of Common Stock. Each reporting person shares voting power and dispositive power over 5,557,403 and 5,739,582, respectively, of these shares. BAC North America Holding Company and BANA Holding Corporation each beneficially own 5,737,143 shares of Common Stock. Each reporting person shares voting power and dispositive power over 5,554,964 and 5,737,143, respectively, of these shares. Bank of America, NA is the beneficial owner of 5,737,143 shares of Common Stock. It reports sole voting power over 47,248 of these shares, sole dispositive power over 61,279 of these shares, shared voting power over 5,507,716 of these shares and shared dispositive power over 5,675,864 of these shares. Columbia Management Group, LLC beneficially owns 5,671,554 shares of Common Stock. It shares voting power and dispositive power over 5,488,821 and 5,671,554, respectively, of these shares. Columbia Management Advisors, LLC beneficially owns 5,671,554 shares of Common Stock. It reports sole voting power over 5,466,611 of these shares, and shared dispositive power over 5,654,511 of these shares, shared voting power over 22,210 of these shares and sole dispositive power over 17,043 of these shares. Banc of America Securities Holdings Corporation and Banc of America Securities LLC each beneficially own 2,439 shares of Common Stock. Each reporting person shares voting power and dispositive power with respect to all of its shares. Banc of America Investment Advisors, Inc. beneficially owns 14,006 shares of Common Stock, and has shared voting power with respect to all of its shares.

(18)	Based on information provided in a Schedule 13G filed jointly by Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC (collectively “Goldman Sachs Asset Management”) with the Commission on February 6, 2009, reporting beneficial ownership of Common Stock as of December 31, 2008. According to the Schedule 13G, Goldman Sachs Asset Management, in its capacity as investment adviser, may be deemed to own (with shared voting and dispositive power with respect to) 3,872,679 shares of Common Stock which are held of record by clients of Goldman Sachs Asset Management.

PROPOSAL TWO: APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE

COMMSCOPE, INC. 2006 LONG TERM INCENTIVE PLAN

The CommScope, Inc. 2006 Long Term Incentive Plan (the “2006 LTIP”) was adopted by the Board of Directors and approved by the stockholders at the 2006 Annual Meeting. In January 2009, the Board of Directors approved, subject to the approval of the stockholders, an additional 2,300,000 shares of Common Stock to be authorized for issuance under the 2006 LTIP, 1,300,000 of which may be granted as full value awards. The Board of Directors is recommending that stockholders approve this increase in shares at the Annual Meeting.

A summary of the principal features of the 2006 LTIP is provided below, but is qualified in its entirety by reference to the full text of the 2006 LTIP that is attached to this Proxy Statement as Exhibit A.

Material Terms of the 2006 LTIP

Plan Highlights

Some of the key features of the 2006 LTIP that reflect the Company’s commitment to effective management of incentive compensation are as follows:

•

Plan Limits.    As adopted in 2006, the 2006 LTIP authorizes a share pool of 2,300,000 shares of Common Stock, of which no more than 1,500,000 may be granted in the form of full value awards. Upon approval by stockholders at the Annual Meeting, the 2006 LTIP will authorize an aggregate share pool of 4,600,000 shares of Common Stock, of which no more than 2,800,000 may be granted in the form of full value awards.

•

No Liberal Share Recycling Provisions.    The 2006 LTIP provides that only shares covering awards that expire, are cancelled or are settled in cash will again be available for issuance under the 2006 LTIP. The following shares will not be added back to the aggregate plan limit: (i) shares tendered in payment of the exercise price, (ii) shares withheld by the Company to satisfy the tax withholding obligation and (iii) shares that are repurchased by the Company using proceeds from stock option exercises.

•

Minimum Vesting Periods.    The 2006 LTIP provides that stock options and restricted stock may not vest more rapidly than ratably on the first three anniversaries of the date of award except as determined by the Committee (as defined in the 2006 LTIP) in the case of (i) a participant’s death, disability or retirement, (ii) awards made to new hires, and (ii) a change of control, and may generally not be exercised more than 10 years from the date of grant.

•	No Repricing. Stock option and SAR repricing is prohibited without stockholder approval under the 2006 LTIP.

•	Option Exercise Price. The 2006 LTIP provides that no stock options will be granted with an exercise price less than the fair market value of a share on the date the stock option is granted.

Shares Available for Issuance

As adopted in 2006, the 2006 LTIP authorized a share pool of 2,300,000 shares of Common Stock. The total number of shares of Common Stock that could be granted as full value awards (i.e., awards other than stock options or SARs ) was 1,500,000. On January 22, 2009, the Board of Directors amended the plan to increase the number of shares of Common Stock by 2,300,000, no more than 1,300,000 of which could be granted as full value awards. Upon approval by stockholders at the Annual Meeting, the 2006 LTIP will authorize an aggregate share pool of 4,600,000 shares of Common Stock, no more than an aggregate of 2,800,000 of which may be granted as full value awards.

As of February 27, 2009, pursuant to the 2006 LTIP there were outstanding options, restricted stock units and performance share units in respect of 1,365,241 shares of Common Stock. Without the increase in authorized shares being submitted for approval at the Annual Meeting, 921,881 shares of Common Stock would remain available for future grants under the 2006 LTIP, of which 551,220 shares could be issued as full value awards – which numbers will be decreased by any equity grants made pursuant to the 2006 LTIP prior to the Annual Meeting. It should also be noted that as of February 27, 2009, there were an aggregate of 909,562 shares of Common Stock available for future grants under the Andrew Long Term Incentive Plan (the “Andrew LTIP”) and the Andrew Management Incentive Plan (the “Andrew MIP”, together with the Andrew LTIP, the “Andrew Plans”). Any shares available under the Andrew Plans that are not subject to any equity grants made prior to the Annual Meeting will be cancelled, and there will be no further grants under the Andrew Plans.

Whenever any outstanding award granted under the 2006 LTIP expires, is canceled, is settled in cash or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire award, the number of shares available for issuance under the 2006 LTIP shall be increased by the number of shares previously allocable to the expired, canceled, settled or otherwise terminated portion of the award.

Administration and Eligibility

The 2006 LTIP is administered by the Compensation Committee of the Board of Directors. The Compensation Committee selects eligible individuals to whom awards are granted under the 2006 LTIP, determines the types and number of awards to be granted, prescribes the terms and conditions of all awards, and construes and interprets the terms of the 2006 LTIP. All decisions made by the Compensation Committee are final, binding and conclusive. The classes of persons eligible to participate in the 2006 LTIP and receive awards thereunder include (i) any director, officer or employee of the Company or a subsidiary, (ii) any individual to whom the Company or a subsidiary has extended a formal, written offer of employment, and (ii) any consultant or advisor of the Company or a subsidiary. As of February 27, 2009, there were ten officers (including all current executive officers), six independent directors, and approximately 441 other employees who were eligible to participate in the 2006 LTIP. Also as of February 27, 2009, there were 422 employees eligible to participate in the Andrew LTIP and 41 employees eligible to participate in the Andrew MIP. Upon approval of this proposal at the Annual Meeting, the Company plans to integrate participants in the Andrew Plans into the 2006 LTIP. The number of persons to whom the Company and its subsidiaries extends formal, written offers of employment varies from year to year.

Award Limits

In any three calendar year period, no participant may be granted awards in respect of more than 750,000 shares in the form of: (i) stock options, (ii) SARs, (iii) performance-based restricted stock, and (iv) performance share units, with the above limit subject to the adjustment provisions discussed below. The maximum dollar amount of cash or the fair market value of shares that any participant may receive in any calendar year in respect of performance units may not exceed $2,000,000.

Type of Awards

Stock Options

The Compensation Committee is authorized to grant stock options to participants. The stock options may be either nonqualified stock options or incentive stock options. The exercise price of any stock option must be equal to or greater than the fair market value of a share on the date the stock option is granted. The term of a stock option cannot exceed ten (10) years (except that options may be exercised for up to five (5) years following the death of a participant and one (1) of such years may extend beyond the ten (10) year term).

Subject to the terms of the 2006 LTIP, the option’s terms and conditions, which include but are not limited to, exercise price, vesting, treatment of the award upon termination of employment, and expiration of the option, are determined by the Compensation Committee and set forth in an award agreement. Generally, options may not vest more rapidly than ratably on the first three anniversaries of the date of the award; however, options may vest more rapidly than ratably on the first three anniversaries of the date of award in the case of (i) a participant’s death, disability or retirement, (ii) awards made to new hires, and (iii) a change of control.

Payment for shares purchased upon exercise of an option must be made in full at the time of purchase. The exercise price may be paid (i) in cash or its equivalent (e.g., check); (ii) in shares of Common Stock already owned by the participant, on terms determined by the Compensation Committee; (iii) in the form of other property as determined by the Compensation Committee; (iv) through participation in a “cashless exercise” procedure involving a broker; or (v) by a combination of the foregoing.

Stock Appreciation Rights (“SARs”)

The Compensation Committee may, in its discretion, either alone or in connection with the grant of an option, grant a SAR to a participant. The terms and conditions of the award are set forth in an award agreement. SARs may be exercised at such times and be subject to such other terms, conditions, and provisions as the Compensation Committee may impose. SARs that are granted in tandem with an option may only be exercised upon the surrender of the right to purchase an equivalent number of shares of Common Stock under the related option and may be exercised only with respect to the shares of Common Stock for which the related option is then exercisable.

The Compensation Committee may establish a maximum amount per share that would be payable upon exercise of a SAR. A SAR entitles a participant to receive, on exercise of the SAR, an amount equal to the product of (i) the excess of the fair market value of a share of Common Stock on the date preceding the date the SAR is exercised over the fair market value of a share of Common Stock on the date the SAR was granted, or, if the SAR is related to an option, the per-share exercise price of the option, and (ii) the number of shares of Common Stock subject to the SAR or portion thereof being exercised. Subject to the discretion of the Compensation Committee, payment of a SAR may be made (i) in cash; (ii) in shares of Common Stock; or (iii) in a combination of both (i) and (ii).

Dividend Equivalent Rights

The Compensation Committee may grant dividend equivalent rights either in tandem with an award or as a separate award. The terms and conditions applicable to each dividend equivalent right would be specified in an award agreement. Amounts payable in respect of dividend equivalent rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on the dividend equivalent rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the award to which the dividend equivalent rights relate. Dividend equivalent rights may be settled in cash or shares or a combination thereof in a single installment or multiple installments, as determined by the Compensation Committee.

Restricted Stock and Restricted Stock Units

The Compensation Committee may grant awards of time-based restricted stock and restricted stock units. Restricted stock and restricted stock units may not be sold, transferred, pledged, or otherwise transferred until the time, or until the satisfaction of such other terms, conditions, and provisions, as the Compensation Committee may determine. Generally, time-based restricted stock and restricted stock units may not vest more rapidly than ratably on the first three anniversaries of the date of the award; however, time-based restricted stock and restricted stock units may vest more rapidly than ratably on the first three anniversaries of the date of award in the case of (i) a participant’s death, disability or retirement, (ii) awards made to new hires, and (iii) a change of control.

When the period of restriction on restricted stock terminates, unrestricted shares of Common Stock are delivered. Unless the Compensation Committee otherwise determines at the time of grant, restricted stock carries with it full voting rights and other rights as a stockholder, including rights to receive dividends and other distributions. At the time an award of restricted stock is granted, the Compensation Committee may determine that the payment to the participant of dividends would be deferred until the lapsing of the restrictions imposed upon the shares and whether deferred dividends are to be converted into additional shares of restricted stock or held in cash. The deferred dividends would be subject to the same forfeiture restrictions and restrictions on transferability as the restricted stock with respect to which they were paid.

Each restricted stock unit would represent the right of the participant to receive a payment upon vesting of the restricted stock unit or on any later date specified by the Compensation Committee. The payment would equal the fair market value of a share of Common Stock as of the date the restricted stock unit was granted, the vesting date, or such other date as determined by the Compensation Committee at the time the restricted stock unit was granted. At the time of grant, the Compensation Committee may provide a limitation on the amount payable in respect of each restricted stock unit. The Compensation Committee may provide for a payment in respect of restricted stock unit awards: (i) in cash; or (ii) in shares of Common Stock having a fair market value equal to the payment to which the participant has become entitled.

Performance Awards

Performance Share Units and Performance Units

The Compensation Committee may grant awards of performance share units or performance units. Performance share units are denominated in shares and represent the right to receive a payment in an amount based on the fair market value of a share on the date the performance share units were granted, become vested or any other date specified by the Compensation Committee, or a percentage of such amount depending on the level of performance goals attained. Performance units are denominated in a specified dollar amount and represent the right to receive a payment of the specified dollar amount or a percentage of the specified dollar amount, depending on the level of performance goals attained. Such awards are earned only if performance goals established for performance periods are met. A minimum one-year performance period is required. At the time of grant the Compensation Committee may establish a maximum amount payable in respect of a vested performance share or performance unit. The Compensation Committee may provide for payment: (i) in cash; (ii) in shares of Common Stock having a fair market value equal to the payment to which the participant has become entitled; or (iii) by a combination of both (i) and (ii).

Performance-Based Restricted Stock

The Compensation Committee may grant awards of performance-based restricted stock. The terms and conditions of such award would be set forth in an award agreement. Such awards would be earned only if performance goals established for performance periods are met. Upon the lapse of the restrictions, the Compensation Committee would deliver a stock certificate or evidence of book entry shares to the participant. Awards of performance-based restricted stock would be subject to a minimum one-year performance cycle. At the time an award of performance-based restricted stock is granted, the Compensation Committee may determine that the payment to the participant of dividends should be deferred until the lapsing of the restrictions imposed upon the performance-based restricted stock and whether deferred dividends are to be converted into additional shares of performance-based restricted stock or held in cash.

Performance Objectives

Performance share units, performance units and performance-based restricted stock awards under the 2006 LTIP may be made subject to the attainment of performance goals based on one or more of the following business criteria: (i) stock price, (ii) earnings per share, (iii) operating income, (iv) return on equity or assets,

(v) cash flow, (vi) earnings before interest, taxes, depreciation and amortization (EBITDA), (vii) revenues, (viii) overall revenue or sales growth, (ix) expense reduction or management, (x) market position, (xi) total stockholder return, (xii) return on investment, (xiii) earnings before interest and taxes (EBIT), (xiv) net income, (xv) return on net assets, (xvi) economic value added, (xvii) stockholder value added, (xviii) cash flow return on investment, (xix) net operating profit, (xx) net operating profit after tax, (xxi) return on capital, (xxii) return on invested capital, or (xxiii) any combination, including one or more ratios, of the foregoing.

Performance criteria may be in respect of the performance of the Company, any of its subsidiaries, any of its divisions or any combination of the foregoing. Performance criteria may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. Unless otherwise provided by the Compensation Committee at the time performance criteria in respect of a performance award are established, performance shall be adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment (other than the provisions for operating losses or income during the phase-out), unusual or infrequently occurring events and transactions that have been publicly disclosed and the cumulative effect of changes in accounting principles, all as determined in accordance with generally accepted accounting principles. In addition, the Compensation Committee may provide for the manner in which performance will be measured against the performance criteria (or may adjust the performance criteria) to reflect the impact of specified corporate transactions, special tax charges and tax law changes.

Share Awards

The Compensation Committee may award shares to participants as additional compensation for service to the Company or a subsidiary or in lieu of cash or other compensation to which participants have become entitled. Share awards may be subject to other terms and conditions, which may vary from time to time and among participants, as the Compensation Committee determines to be appropriate.

Director Awards

The 2006 LTIP provides that each nonemployee director shall be granted a share award on each August 1st following such nonemployee director’s election to the Board of Directors as long as such nonemployee director is then still serving on the Board of Directors. Such share award shall be in respect of a number of shares equal to $60,000 divided by the fair market value of a Share on the date such award is granted. Shares issued pursuant to these director awards are issued on the day preceding the first anniversary of the date of grant. In the event a nonemployee director ceases to serve as a director for any reason other as a result of his death, disability or his voluntary retirement after age 55, before the day preceding the first anniversary of the date of grant, the share award granted to a nonemployee director shall be forfeited on the date he or she ceased to be a director. In the event a nonemployee director ceases to serve as a director of the Company by reason of such director’s death, disability or voluntary retirement after age 55, before the day preceding the first anniversary of the date of grant, the shares issued pursuant to the share awards will be issued on the day preceding the first anniversary of the date of grant.

Transferability of Options and Awards

Options and unvested awards, if any, are generally not transferable except by will or under the laws of descent and distribution, and all rights with respect to such options and awards are generally exercisable only by the optionee or grantee during his or her lifetime, except that the Compensation Committee may provide that, in respect of any nonqualified stock option or SAR granted, the option or SAR unrelated to an option may be transferred to the grantee’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. In addition, the Compensation Committee may permit the nonqualified stock option or SAR unrelated to an option to be transferred to trusts solely for the benefit of the grantee’s family members and to partnerships in which the family members and/or trusts are the only partners. A stock appreciation right granted in conjunction with an option will not be transferable except to the extent that the related option is transferable.

Amendment of the 2006 LTIP

The Board of Directors has the right to amend the 2006 LTIP except that the Board of Directors may not amend the 2006 LTIP in a manner that would impair or adversely affect the rights of the holder of an award without the award holder’s consent. In addition, the Board of Directors may not amend the 2006 LTIP absent stockholder approval to the extent such approval is required by applicable law, regulation or exchange requirement.

Termination of the 2006 LTIP

The 2006 LTIP will terminate on May 5, 2016. The Board of Directors may terminate the 2006 LTIP at any earlier time except that termination cannot in any manner impair or adversely affect the rights of the holder of an award without the award holder’s consent.

Repricing of Options or SARs

Unless the Company’s stockholders approve such adjustment, the Compensation Committee would not have authority to make any adjustments to options or SARs that would reduce or would have the effect of reducing the exercise price of an option or SAR previously granted under the 2006 LTIP.

Change in Control

The effect of a change in control on each of the awards available under the 2006 LTIP shall be set forth in the applicable award agreement.

Adjustments

In the event of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, stock dividend, stock split or reverse stock split, or similar transaction or other change in corporate structure affecting the Common Stock, adjustments and other substitutions will be made to the 2006 LTIP, including adjustments in the maximum number of shares subject to the 2006 LTIP and other numerical limitations. Adjustments will also be made to awards under the 2006 LTIP as the Compensation Committee in its discretion deems equitable or appropriate.

In the event of any merger or consolidation, liquidation or dissolution of the Company, outstanding options and awards will either be treated as provided for in the agreement entered into in connection with the transaction (which may include the accelerated vesting and cancellation of the options and SARs or the cancellation of options and SARs for payment of the excess, if any, of the consideration paid to stockholders in the transaction over the exercise price of the options or SARs), or converted into options or awards in respect of the same securities, cash, property or other consideration that stockholders received in connection with the transaction.

Federal Income Tax Consequences

Incentive Stock Option (“ISO”).    In general, a grantee will not recognize taxable income upon the grant or exercise of an ISO, and the Company and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an ISO. (However, upon the exercise of an ISO, the excess of the fair market value on the date of exercise of the shares received over the exercise price of the option will be treated as an adjustment to alternative minimum taxable income.) In order for the exercise of an ISO to qualify as an ISO, a grantee generally must be an employee of the Company or a subsidiary (within the meaning of Section 422 of the

Code) from the date the ISO is granted through the date that is three months before the date of exercise (one year preceding the date of exercise in the case of a grantee whose employment is terminated due to disability). The employment requirement does not apply where a grantee’s employment is terminated due to his or her death.

If a grantee has held the shares acquired upon exercise of an ISO for at least two years after the date of grant and for at least one year after the date of exercise, when the grantee disposes of the shares, the difference, if any, between the sales price of the shares and the exercise price of the option will be treated as long-term capital gain or loss subject to reduced rates of tax. If a grantee disposes of the shares prior to satisfying these holding period requirements (a “Disqualifying Disposition”), the grantee will recognize ordinary income (treated as compensation) at the time of the Disqualifying Disposition, generally in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option. The balance of the gain realized, if any, will generally be capital gain. If the grantee sells the shares in a Disqualifying Disposition at a price below the fair market value of the shares at the time the option was exercised, the amount of ordinary income (treated as compensation) will be limited to the amount realized on the sale over the exercise price of the option. In general, if the Company and its subsidiaries comply with applicable income reporting requirements, the Company and its subsidiaries will be allowed a business expense deduction to the extent a grantee recognizes ordinary income.

Nonqualified Stock Option.    In general, a grantee who receives a nonqualified stock option will recognize no income at the time of the grant of the option. In general, upon exercise of a nonqualified stock option, a grantee will recognize ordinary income (treated as compensation) in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option. The basis in shares acquired upon exercise of a nonqualified stock option will equal the fair market value of such shares at the time of exercise, and the holding period of the shares (for capital gain purposes) will begin on the date of exercise. In general, if the Company and its subsidiaries comply with applicable income reporting requirements, they will be entitled to a business expense deduction in the same amount and at the same time as the grantee recognizes ordinary income. In the event of a sale of the shares received upon the exercise of a nonqualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss, provided that any gain will be subject to reduced rates of tax if the shares were held for more than twelve months. Special rules may apply with respect to persons who may be subject to Section 16(b) of the Exchange Act.

Other Tax Information.    Under certain circumstances, the accelerated vesting or exercise of options in connection with a change in control might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, a grantee may be subject to a 20% excise tax and the Company and its subsidiaries may be denied a tax deduction.

Million Dollar Deduction Limit

Pursuit to Section 162(m) of the Code, the Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the Company’s chief executive officer or is among one of the four other most highly-compensated officers for that taxable year as reported in the Company’s proxy statement. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. Unless otherwise determined by the Compensation Committee, (i) it is intended that awards in the form of stock options, performance-based restricted stock, performance share units, performance units, and SARs granted to the Company’s Executive Officers constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation, and (ii) it is intended that awards granted to anyone other than the Company’s Executive Officers will constitute qualified performance-based compensation if the Compensation Committee determines at the time of grant that the award is intended to be so treated. The term “Executive Officer” means, for any Performance Cycle (as defined in the 2006 LTIP), an employee who (i) as of the beginning of the Performance Cycle is an officer subject to Section 16 of the Exchange Act, and (ii) who, prior to determining target awards or options for the Performance Cycle, the Committee (as defined in the 2006 LTIP) designates as an Executive Officer for purposes of this Plan. If the Committee does not make the designation in clause (ii) for a Performance Cycle, all employees described in clause (i) shall be deemed to be Executive Officers for purposes of the 2006 LTIP.

New Plan Benefits

Generally, the grant of options and awards under the 2006 LTIP are subject to the discretion of the Compensation Committee and therefore are not determinable at this time. However, non-discretionary share awards will be made to non-employee directors under the 2006 LTIP as follows. On August 1 of each year, each non-employee director is to receive an automatic grant of share awards having a fair market value of $60,000 on the date of grant, with the issuance of shares of Common Stock thereunder occurring on the next July 31, provided that he or she is a director on that date.

The Board of Directors of the Company recommends a vote “FOR” Proposal Two, approval of an increase in the number of shares of Common Stock available for issuance under the CommScope, Inc. 2006 Long Term Incentive Plan. Proxies will be voted “FOR” such approval, unless otherwise specified in the proxy.

PROPOSAL THREE: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm to examine the books of account and other records of the Company and its consolidated subsidiaries for the 2009 fiscal year. The Board of Directors is asking the stockholders to ratify and approve this action.

On February 29, 2008, the Audit Committee completed a process it undertook to consider the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2008. The Audit Committee determined it was in the Company’s best interests to undertake this process as a result of the Company’s acquisition of Andrew Corporation on December 27, 2007. Due to the acquisition, the scope and complexity of the work necessary to complete an audit of the Company’s financial statements was expected to be significantly increased. The process undertaken by the Audit Committee included consideration of Ernst & Young LLP, which was the long-standing independent registered public accounting firm for Andrew Corporation, and Deloitte & Touche LLP, which was CommScope’s long-standing independent registered public accounting firm. The Audit Committee considered such factors as the level of service to be provided by the respective firm, the time and cost associated with either firm learning those parts of the Company’s business with which it was not already familiar, and the overall cost for performing the required audit work. On February 29, 2008, upon completion of the selection process, the Audit Committee dismissed Deloitte & Touche LLP as the Company’s independent registered public accounting firm and appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm was ratified and approved by stockholders at the Company’s 2008 annual meeting.

Deloitte & Touche LLP’s report on the Company’s consolidated financial statements as of and for the year ended December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be afforded the opportunity, if they so desire, to make a statement or respond to appropriate questions that may come before the Annual Meeting.

Although such ratification is not required by law, the Board of Directors believes that stockholders should be given the opportunity to express their views on the subject. While not binding on the Audit Committee, the failure of the stockholders to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm would be considered by the Audit Committee in determining whether to retain the services of Ernst & Young LLP.

Independent Registered Public Accounting Firms

The following table shows the aggregate fees for professional services provided by Ernst & Young LLP and its affiliates (“E&Y”) and Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective worldwide affiliates (“Deloitte”) for the audits of the Company’s consolidated financial statements for the years ended December 31, 2008 and 2007, respectively, and other services rendered during the years ended December 31, 2008 and 2007, respectively:

Fee Category	2008 (E&Y)	2007 (Deloitte)
Audit Fees	$4,784,850	$2,623,651
Audit-Related Fees	$67,285	$856,072
Tax Fees	$1,613,895	$1,408,360
All Other Fees	—	—

TOTAL	$6,466,030	$4,888,083

Audit Fees

Audit Fees consist of the fees and expenses billed for professional services rendered for the audit of the Company’s annual consolidated financial statements, reviews of periodic filings with the SEC, statutory audits and related services.

Audit-Related Fees

Audit-Related Fees consist of the fees and expenses billed for audits and related services that are not required under securities laws, audits of certain benefit plans and reviews of financial statements and other due diligence services pertaining to potential business acquisitions and dispositions, including accounting and financial reporting matters and merger integration assistance.

Tax Fees

Tax Fees consist of the fees and expenses for tax compliance, primarily the preparation of original and amended tax returns, assistance with tax audits and claims for refunds, tax payment planning services and tax planning services.

All Other Fees

The Company did not have any fees for products and services other than those described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by the Company’s independent registered public accounting firm (the “Policy”) prior to the engagement of the independent registered public accounting firm with respect to such services.

Under the Policy, proposed services may be pre-approved on a periodic basis or individual engagements may be separately approved by the Audit Committee prior to the services being performed. In each case, the Audit Committee considers whether the provision of such services would impair the independent registered public accounting firm’s independence. All audit services, audit-related services and tax services provided by E&Y for 2008 and Deloitte for 2007 were pre-approved by the Audit Committee.

The Board of Directors recommends a vote “FOR” Proposal Three, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009. Proxies will be voted “FOR” ratification, unless otherwise specified in the proxy.

STOCKHOLDER PROPOSALS FOR THE COMPANY’S 2010 ANNUAL MEETING

Stockholders who intend to present proposals at the 2010 Annual Meeting of Stockholders, and who wish to have such proposals included in the proxy statement for such meeting, must submit such proposals in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Corporate Secretary, CommScope, Inc., 1100 CommScope Place, S.E., Hickory, North Carolina 28602, and such notice must be received no later than November 20, 2009. Such proposals must meet the requirements set forth in the rules and regulations of the Commission, the Informational Requirements and the other requirements related to shareholder proposals set forth in the Company’s By-laws in order to be eligible for inclusion in the Company’s proxy statement for its 2010 Annual Meeting of Stockholders.

Stockholders who wish to nominate directors or introduce an item of business at an annual meeting, without including such matters in the Company’s proxy statement, must comply with the Informational Requirements and the other requirements set forth in the Company’s By-laws. Nominations or an item of business to be introduced at an annual meeting must be submitted in writing and received by the Company generally not less than 60 days nor more than 90 days in advance of the first anniversary of the preceeding year’s annual meeting. A copy of the Company’s By-laws, which sets forth the Informational Requirements and other requirements, can be obtained from the Secretary of the Company.

SOLICITATION OF PROXIES

Proxies will be solicited electronically, by mail, telephone, or other means of communication. Solicitation of proxies also may be made by directors, officers and regular employees of the Company. The Company has retained Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, to assist in the solicitation of proxies from stockholders. Morrow & Co., LLC will receive a solicitation fee of approximately $8,000 plus reimbursement of certain out-of-pocket expenses. The Company will reimburse brokerage firms, custodians, nominees and fiduciaries in accordance with the rules of the NYSE, for reasonable expenses incurred by them in forwarding materials to the beneficial owners of shares. The entire cost of solicitations will be borne by the Company.

STOCKHOLDERS SHARING THE SAME ADDRESS

If you share an address with another stockholder, you may receive only one set of proxy materials (including the Company’s annual report to stockholders and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may write or call the Company to request a separate copy of these materials from: CommScope, Inc., 1100 CommScope Place, S.E., Hickory, North Carolina 28602, Attention: Investor Relations, telephone (828) 324-2200. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call the Company at the above address and phone number to request delivery of a single copy of these materials.

OTHER MATTERS

The Company knows of no other matter to be brought before the Annual Meeting. If any other matter requiring a vote of the stockholders should come before the Annual Meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with their best judgment.

ANNUAL REPORT ON FORM 10-K

The Company will furnish, without charge, to each person whose proxy is being solicited, upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Commission (excluding exhibits). Copies of any exhibits thereto also will be furnished upon the payment of a reasonable duplicating charge. Requests in writing for copies of any such materials should be directed to CommScope, Inc., 1100 CommScope Place, S.E., Hickory, North Carolina 28602, Attention: Investor Relations.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy

Materials for the Stockholders Meeting to Be Held on May 1, 2009.

The Proxy Statement and Annual Report are available at

http://www.commscope.com/company/eng/aboutus/investor_relations/index.html

BY ORDER OF THE BOARD OF DIRECTORS,

Frank B. Wyatt, II

Secretary

March 20, 2009

Hickory, North Carolina

EXHIBIT A

COMMSCOPE, INC.

2006 LONG TERM INCENTIVE PLAN

(Effective May 1, 2009; as amended through February 17, 2009)

1.    Purpose.

The purpose of the Plan is to strengthen CommScope, Inc., a Delaware corporation (the “Company”), by providing an incentive to its and its Subsidiaries’ (as defined herein) employees, officers, consultants and directors, thereby encouraging them to devote their abilities and industry to the success of the Company’s business enterprise. It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment), officers, consultants and directors of the Company and its Subsidiaries an added incentive for high levels of performance and unusual efforts through the grant of Restricted Stock, Restricted Stock Units, Options, Stock Appreciation Rights, Dividend Equivalent Rights, Performance Awards, and Share Awards (as each term is herein defined).

2.    Definitions.

For purposes of the Plan:

2.1  “Agreement” means a written or electronic agreement between the Company and a Participant evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

2.2  “Award” means a grant of Restricted Stock, a Restricted Stock Unit, a Stock Appreciation Right, a Performance Award, a Dividend Equivalent Right, a Share Award or any or all of them.

2.3  “Beneficiary” means an individual designated as a Beneficiary pursuant to Section 20.4.

2.4  “Board” means the Board of Directors of the Company.

2.5  “Change in Capitalization” means any increase or reduction in the number of Shares, any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or any exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

2.6  “Change in Control” means the occurrence of any of the following:

(a)  An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than thirty-three percent (33%) of (i) the then-outstanding Shares or (ii) the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this paragraph (a), the acquisition of Shares or Voting Securities in a Non-Control Acquisition (as hereinafter defined) shall not constitute a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

(b)  The individuals who, as of the effective date of the Plan, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board or, following a Merger (as hereinafter defined), the board of directors of (i) the corporation resulting from such

Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”) or (ii) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; provided, however, that, if the election, or nomination for election by the Company’s common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered a member of the Incumbent Board; and provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(c)  The consummation of:

(i)  A merger, consolidation or reorganization (x) with or into the Company or (y) in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger in which:

(A) the shareholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least a majority of the combined voting power of the outstanding voting securities of (1) the Surviving Corporation, if there is no Parent Corporation or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

(C) no Person other than (1) the Company or another corporation that is a party to the agreement of Merger, (2) any Related Entity, or (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to the Merger had Beneficial Ownership of thirty-three percent (33%) or more of the then outstanding Shares or Voting Securities, has Beneficial Ownership, directly or indirectly, of thirty-three percent (33%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation.

(ii)  A complete liquidation or dissolution of the Company; or

(iii)  The sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity or (y) the distribution to the Company’s shareholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company and, after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

2.7 “Chief Executive Officer” means the Chief Executive Officer of the Company.

2.8 “Code” means the Internal Revenue Code of 1986, as amended.

2.9 “Committee” means the Committee which administers the Plan as provided in Section 3.

2.10 “Company” means CommScope, Inc., a Delaware corporation.

2.11 “Director” means a member of the Board.

2.12 “Disability” means a mental or physical condition which, in the opinion of the Committee, renders a Participant unable or incompetent to carry out the job responsibilities which such Participant held or the duties to which such Participant was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration.

2.13 “Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.

2.14 “Dividend Equivalent Right” means a right to receive cash or Shares based on the value of dividends that are paid with respect to Shares.

2.15 “Effective Date” means the date of approval of the Plan by the Company’s shareholders’ pursuant to Section 20.5.

2.16 “Eligible Individual” means any of the following individuals: (a) any Director, officer or employee of the Company or a Subsidiary, (b) any individual to whom the Company or a Subsidiary has extended a formal, written offer of employment, and (c) any consultant or advisor of the Company or a Subsidiary.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18 “Executive Officer” shall mean, for any Performance Cycle, an employee who (i) as of the beginning of the Performance Cycle is an officer subject to Section 16 of the Exchange Act, and (ii) who, prior to determining target Awards or Options for the Performance Cycle pursuant to the Plan, the Committee designates as an Executive Officer for purposes of this Plan. If the Committee does not make the designation in clause (ii) for a Performance Cycle, all employees described in clause (i) shall be deemed to be Executive Officers for purposes of this Plan.

2.19 “Fair Market Value” on any date means:

(a)  if the Shares are listed for trading on the New York Stock Exchange, the closing price at the close of the primary trading session of the Shares on such date on the New York Stock Exchange, or if there has been no such closing price of the Shares on such date, on the next preceding date on which there was such a closing price;

(b)  if the Shares are not listed for trading on the New York Stock Exchange, but are listed on another national securities exchange, the closing price at the close of the primary trading session of the Shares on such date on such exchange, or if there has been no such closing price of the Shares on such date, on the next preceding date on which there was such a closing price;

(c )  if the Shares are not listed on the New York Stock Exchange or on another national securities exchange, the last sale price at the end of normal market hours of the Shares on such date as quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or, if no such price shall have been quoted for such date, on the next preceding date for which such price was so quoted; or

(d)  if the Shares are not listed for trading on a national securities exchange or are not authorized for quotation on NASDAQ, the fair market value of the Shares as determined in good faith by the Committee, and in the case of Incentive Stock Options, in accordance with Section 422 of the Code.

2.20 “Full Value Award” means a grant of Restricted Stock, a Restricted Stock Unit, a Performance Award, a Share Award or any or all of them.

2.21 “Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

2.22 “Nonemployee Director” means a Director who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

2.23 “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

2.24 “Option” means a Nonqualified Stock Option and/or an Incentive Stock Option.

2.25 “Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

2.26 “Parent” means any corporation which is a “parent corporation” (within the meaning of Section 424(e) of the Code) with respect to the Company.

2.27 “Participant” means a person to whom an Award or Option has been granted under the Plan.

2.28 “Performance Awards” means Performance Share Units, Performance Units, Performance-Based Restricted Stock or any or all of them.

2.29 “Performance-Based Compensation” means any Option or Award that is intended to constitute “performance based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

2.30 “Performance-Based Restricted Stock” means Shares issued or transferred to an Eligible Individual under Section 9.2.

2.31 “Performance Cycle” means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.

2.32 “Performance Objectives” means the objectives set forth in Section 9.3 for the purpose of determining the degree of payout and/or vesting of Performance Awards.

2.33 “Performance Share Units” means Performance Share Units granted to an Eligible Individual under Section 9.1.

2.34 “Performance Units” means Performance Units granted to an Eligible Individual under Section 9.1.

2.35 “Plan” means the CommScope, Inc. Long-Term Incentive Plan, as amended from time to time.

2.36 “Prior Plan” means the Amended and Restated CommScope, Inc. 1997 Long-Term Incentive Plan (as amended and restated effective May 7, 2004).

2.37 “Restricted Stock” means Shares issued or transferred to an Eligible Individual pursuant to Section 8.

2.38 “Restricted Stock Units” means rights granted to an Eligible Individual under Section 8 representing a number of hypothetical Shares.

2.39 “Share Award” means an Award of Shares granted pursuant to Section 10.

2.40 “Shares” means the common stock, par value $.01 per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.

2.41 “Stock Appreciation Right” means a right to receive all or some portion of the increase, if any, in the value of the Shares as provided in Section 6 hereof.

2.42 “Subsidiary” means (a) except as provided in subsection (b) below, any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company, and (b) in relation to the eligibility to receive Options or Awards other than Incentive Stock Options and continued employment for purposes of Options and Awards (unless the Committee determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns at least 50% or more of the outstanding equity or other ownership interests.

2.43 “Ten-Percent Shareholder” means an Eligible Individual who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary.

2.44 “Termination Date” means the date that is ten (10) years after the Effective Date, unless the Plan is earlier terminated by the Board pursuant to Section 16 hereof.

3.    Administration.

3.1  Committees; Procedure.  The Plan shall be administered by a Committee which, until the Board appoints a different Committee, shall be the Compensation Committee of the Board. The Committee may adopt such rules, regulations and guidelines as it deems are necessary or appropriate for the administration of the Plan. The Committee shall consist of at least two (2) Directors, each of whom shall be a Nonemployee Director and an Outside Director. For purposes of the preceding sentence, if one or more members of the Committee is not a Nonemployee Director and an Outside Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting.

3.2  Board Reservation and Delegation.  Except to the extent necessary for any Award or Option intended to qualify as Performance-Based Compensation to so qualify, the Board may, in its discretion, reserve to itself or exercise any or all of the authority and responsibility of the Committee hereunder and may also delegate to another committee of the Board any or all of the authority and responsibility of the Committee with respect to Awards or Options to Eligible Individuals who are not subject to Section 16(b) of the Exchange Act at the time any such delegated authority or responsibility is exercised. Such other committee may consist of one or more Directors who may, but need not be officers or employees of the Company or any of its Subsidiaries. To the extent the Board has reserved to itself, or exercised the authority and responsibility of the Committee, or delegated the authority and responsibility of the Committee to such other committee, all references to the Committee in the Plan shall be to the Board or to such other committee.

3.3  Committee Powers.  Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

(a)  select those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted and prescribe the terms and conditions (which need not be identical) of each such Option, including the exercise price per Share, the vesting schedule and the duration of each Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

(b)  select those Eligible Individuals to whom Awards shall be granted under the Plan and determine the number of Shares or amount of cash in respect of which each Award is granted, the terms and conditions (which need not be identical) of each such Award, and make any amendment or modification to any Agreement consistent with the terms of the Plan;

(c)  construe and interpret the Plan and the Options and Awards granted hereunder and establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise to make the Plan fully effective;

(d)  determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a termination of employment or service for purposes of the Plan;

(e)  cancel, with the consent of the Participant, outstanding Awards and Options;

(f)  exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(g)  generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

All decisions and determinations by the Committee in the exercise of the above powers shall be final, binding and conclusive upon the Company, its Subsidiaries, the Participants and all other persons having any interest therein.

3.4    Notwithstanding anything herein to the contrary, with respect to Participants working outside the United States, the Committee may determine the terms and conditions of Options and Awards and make such adjustments to the terms thereof as are necessary or advisable to fulfill the purposes of the Plan taking into account matters of local law or practice, including tax and securities laws of jurisdictions outside the United States.

3.5  Indemnification.  No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.

3.6  No Repricing of Options or Stock Appreciation Rights.  The Committee shall have no authority to make any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option or Stock Appreciation Right previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company’s shareholders shall have approved such adjustment or amendment.

4.    Stock Subject to the Plan; Grant Limitations.

4.1  Aggregate Number of Shares Authorized for Issuance.  Subject to any adjustment as provided in the Plan, the Shares to be issued under the Plan may be, in whole or in part, authorized but unissued Shares or issued Shares which shall have been reacquired by the Company and held by it as treasury shares. The aggregate number of Shares that may be made the subject of Awards or Options granted under the Plan shall not exceed four million six hundred thousand (4,600,000), (i) no more than 50% of which may be granted as Incentive Stock Options, and (ii) no more than two million eight hundred thousand (2,800,000) of which may be granted as Full Value Awards.

4.2  Individual Limit.  The aggregate number of Shares that may be the subject of Options, Stock Appreciation Rights, Performance-Based Restricted Stock and Performance Share Units granted to an Eligible Individual in any three calendar year period may not exceed 750,000. The maximum dollar amount of cash or the Fair Market Value of Shares that any individual may receive in any calendar year in respect of Performance Units may not exceed $2,000,000.

4.3  Calculating Shares Available.

(a)  Upon the granting of an Award or an Option, the number of Shares available under this Section 4 for the granting of further Awards and Options shall be reduced as follows:

(i)  In connection with the granting of an Option, Stock Appreciation Right (other than a Stock Appreciation Right Related to an Option), Restricted Stock Unit, Share Award or Award of Restricted Stock, Performance-Based Restricted Stock or Performance Share Units, the number of Shares available under this Section 4 for the granting of further Options and Awards shall be reduced by the number of Shares in respect of which the Option or Award is granted or denominated.

(ii)  In connection with the granting of a Performance Unit, the number of Shares available under this Section 4 for the granting of further Options and Awards initially shall be reduced by the Shares Equivalent number of Performance Units granted, with a corresponding adjustment if the Performance Unit is ultimately settled in whole or in part with a different number of Shares. For purposes of this Section 4, the Share Equivalent number of Performance Units shall be equal to the quotient of (i) the aggregate dollar amount in which the Performance Units are denominated, divided by (ii) the Fair Market Value of a Share on the date of grant.

(iii)  In connection with the granting of a Dividend Equivalent Right, the number of Shares available under this Section 4 shall not be reduced; provided, however, that if Shares are issued in settlement of a Dividend Equivalent Right, the number of Shares available for the granting of further Options and Awards under this Section 4 shall be reduced by the number of Shares so issued.

(b)  Notwithstanding Section 4.3(a), in the event that an Award is granted that, pursuant to the terms of the Agreement, cannot be settled in Shares, the aggregate number of Shares that may be made the subject of Awards or Options granted under the Plan shall not be reduced. Whenever any outstanding Option or Award or portion thereof expires, is canceled, is settled in cash or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the number of Shares available under this Section 4 shall be increased by the number of Shares previously allocable under Section 4.3(a) to the expired, canceled, settled or otherwise terminated portion of the Option or Award.

(c)  Notwithstanding anything in this Section 4.3 to the contrary, (i) Shares tendered as full or partial payment of the Option Price shall not increase the number of Shares available under this Section 4, (ii) Shares tendered as settlement of tax withholding obligations shall not increase the number of Shares available under this Section 4, and (iii) Shares repurchased by the Company using proceeds from the exercise of Options shall not be available for issuance under the Plan.

(d)  Where two or more Awards are granted with respect to the same Shares, such Shares shall be taken into account only once for purposes of this Section 4.3.

5.    Stock Options.

5.1  Authority of Committee.  Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions of the grant to any such Eligible Individual shall be set forth in an Agreement. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or any Subsidiary on the date the Incentive Stock Option is granted.

5.2  Exercise Price.  The purchase price or the manner in which the exercise price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the exercise price per Share under each Option shall not be less than the greater of (i) the par value of a Share and (ii) 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder).

5.3  Maximum Duration.  Options granted hereunder shall be for such term as the Committee shall determine; provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted; provided, further, however, that unless the Committee provides otherwise, an Option (other than an Incentive Stock Option) may, upon the death of the Participant prior to the expiration of the Option, be exercised for up to five (5) years following the date of the Participant’s death, and one (1) of such years may extend beyond ten (10) years from the date the Option is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

5.4  Vesting.  Except as provided in this Section 5.4, no Option shall vest more rapidly than with respect to one-third of the Shares subject to such Option on each of the first three anniversaries of the date such Option is granted. Notwithstanding the foregoing, in the discretion of the Committee, Options may vest more rapidly than provided in the preceding sentence in the case of (i) a Participant’s death, Disability or retirement, (ii) grants of Options to new hires and (iii) a Change in Control. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

5.5  Limitations on Incentive Stock Options.  To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.5) are exercisable by a Participant for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, unless otherwise required by applicable law, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.

5.6  Transferability.  Except as otherwise provided in this Section 5.6, no Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and an Option shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative. The Committee may set forth in the Agreement evidencing an Option (other than an Incentive Stock Option) at the time of grant or thereafter, that the Option, or a portion thereof, may be transferred to any third party, including but not limited to, members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. In addition, for purposes of the Plan, unless otherwise determined by the Committee at the time of grant or thereafter, a transferee of an Option pursuant to this Section 5.6 shall be deemed to be the Participant; provided that the rights of any such transferee thereafter shall be nontransferable except that such transferee, where applicable under the terms of the transfer by the Participant, shall have the right previously held by the Participant to designate a Beneficiary. For this purpose, immediate family means the Participant’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant. Notwithstanding Section 20.2, or the terms of any Agreement, the Company or any Subsidiary shall not withhold any amount attributable to the Participant’s tax liability from any payment of cash or Shares to a transferee or transferee’s Beneficiary under this Section 5.6, but may require the payment of an amount equal to the Company’s or any Subsidiary’s withholding tax obligation as a condition to exercise or as a condition to the release of cash or Shares upon exercise or upon transfer of the option.

5.7  Method of Exercise.  The exercise of an Option shall be made only by giving written notice delivered in person or by mail to the person designated by the Company, specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The exercise price for any Shares purchased pursuant to the exercise of an Option shall be paid in any or any combination of the following forms: (a) cash or its equivalent (e.g., a check) or (b) the transfer, either actually or by attestation, to the Company of Shares that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee or (c) in the form of other property as determined by the Committee. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures that are, from time to time, deemed acceptable by the Committee. Any Shares transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the last business day preceding the date of exercise of such Option. If requested by the Committee, the Participant shall deliver the Agreement evidencing the Option to the Company, which shall endorse thereon a notation of such exercise and return such Agreement to the Participant. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

5.8  Rights of Participants.  No Participant shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares (whether or not certificated) to the Participant, a securities broker acting on behalf of the Participant or such other nominee of the Participant, and (c) the Participant’s name, or the name of his or her broker or other nominee, shall have been entered as a shareholder of record on the books of the Company. Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

5.9  Effect of Change in Control.  The effect of a Change in Control on an Option shall be set forth in the applicable Agreement.

6.    Stock Appreciation Rights.

6.1  Grant.  The Committee may in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

6.2  Stock Appreciation Right Related to an Option.  If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 6, be subject to the same terms and conditions as the related Option.

(a)  Exercise; Transferability.  A Stock Appreciation Right granted in connection with an Option (i) shall be exercisable at such time or times and only to the extent that the related Option is exercisable, (ii) shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the exercise price specified in the Agreement evidencing the related Incentive Stock Option and (iii) shall not be transferable except to the extent the related Option is transferable.

(b)  Amount Payable.  Upon the exercise of a Stock Appreciation Right related to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the last business day preceding the date of exercise of such Stock Appreciation Right over the per Share exercise price under the related Option, by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

(c)  Treatment of Related Options and Stock Appreciation Rights Upon Exercise.  Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an

Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

6.3  Stock Appreciation Right Unrelated to an Option.  A Stock Appreciation Right unrelated to an Option shall cover such number of Shares as the Committee shall determine.

(a)  Terms; Duration.  Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years; provided that unless the Committee provides otherwise a Stock Appreciation Right may, upon the death of the Participant prior to the expiration of the Award, be exercised for up to one (1) year following the date of the Participant’s death even if such period extends beyond ten (10) years from the date the Stock Appreciation Right is granted.

(b)  Amount Payable.  Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the last business day preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (ii) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

(c)  Transferability.  (i) Except as otherwise provided in this Section 6.3(c), no Stock Appreciation Right unrelated to an Option shall be transferable by the Participant otherwise than by will or the laws of descent and distribution, and a Stock Appreciation Right shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative. The Committee may set forth in the Agreement evidencing a Stock Appreciation Right at the time of grant or thereafter, that the Award, or a portion thereof, may be transferred to any third party, including but not limited to, members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. In addition, for purposes of the Plan, unless otherwise determined by the Committee at the time of grant or thereafter, a transferee of a Stock Appreciation Right pursuant to this Section 6.3(c) shall be deemed to be the Participant; provided that the rights of any such transferee thereafter shall be nontransferable except that such transferee, where applicable under the terms of the transfer by the Participant, shall have the right previously held by the Participant to designate a Beneficiary. For this purpose, immediate family means the Participant’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of a Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant. Notwithstanding Section 20.2, or the terms of any Agreement, the Company or any Subsidiary shall not withhold any amount attributable to the Participant’s tax liability from any payment of cash or Shares to a transferee or transferee’s Beneficiary under this Section 6.3(c), but may require the payment of an amount equal to the Company’s or any Subsidiary’s withholding tax obligation as a condition to exercise or as a condition to the release of cash or Shares upon exercise or upon transfer of the Stock Appreciation Right.

6.4  Method of Exercise.  Stock Appreciation Rights shall be exercised by a Participant only by giving written notice delivered in person or by mail to the person designated by the Company, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Participant shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Company, which shall endorse thereon a notation of such exercise and return such Agreement to the Participant.

6.5  Form of Payment.  Payment of the amount determined under Section 6.2(b) or 6.3(b) may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the last business day preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

6.6  Effect of Change in Control.  The effect of a Change in Control on a Stock Appreciation Right shall be set forth in the applicable Agreement.

7.    Dividend Equivalent Rights.

The Committee may in its discretion, grant Dividend Equivalent Rights either in tandem with an Option or Award or as a separate Award, to Eligible Individuals in accordance with the Plan. The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Right is granted. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Option or Award to which the Dividend Equivalent Rights relate. In the event that the amount payable in respect of Dividend Equivalent Rights are to be deferred, the Committee shall determine whether such amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. If amounts payable in respect of Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments, as determined by the Committee.

8.  Restricted Stock; Restricted Stock Units.

8.1  Restricted Stock.  The Committee may grant to Eligible Individuals Awards of Restricted Stock, which shall be evidenced by an Agreement. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 8.1 and in Section 8.3.

(a)   Rights of Participant.  Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted provided that the Participant has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. At the discretion of the Committee, Shares issued in connection with an Award of Restricted Stock shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Participant shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b)  Non-transferability.  Until all restrictions upon the Shares of Restricted Stock awarded to a Participant shall have lapsed in the manner set forth in Section 8.1(c), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

(c)  Lapse of Restrictions.

(i)   Generally.  Subject to the provisions of Section 8.3, restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions.

(ii)  Effect of Change in Control.  The effect of a Change in Control on an Awards of Shares of Restricted Stock shall be set forth in the applicable Agreement.

(d)   Treatment of Dividends.  At the time an Award of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Company for the account of the Participant until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited interest on the amount of the account at such times and at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

(e)   Delivery of Shares.  Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares of Restricted Stock, free of all restrictions hereunder.

8.2  Restricted Stock Unit Awards.  The Committee may grant to Eligible Individuals Awards of Restricted Stock Units, which shall be evidenced by an Agreement. Each such Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine. Awards of Restricted Stock Units shall be subject to the terms and provisions set forth below in this Section 8.2 and in Section 8.3.

(a)  Payment of Awards.  Each Restricted Stock Unit shall represent the right of the Participant to receive a payment upon vesting of the Restricted Stock Unit or on any later date specified by the Committee equal to the Fair Market Value of a Share as of the date the Restricted Stock Unit was granted, the vesting date or such other date as determined by the Committee at the time the Restricted Stock Unit was granted. The Committee may, at the time a Restricted Stock Unit is granted, provide a limitation on the amount payable in respect of each Restricted Stock Unit. The Committee may provide for the settlement of Restricted Stock Units in cash or with Shares having a Fair Market Value equal to the payment to which the Participant has become entitled.

(b)  Effect of Change in Control.  The effect of a Change in Control on an Award of Restricted Stock Units shall be set forth in the applicable Agreement.

8.3  Minimum Vesting for Restricted Stock and Restricted Stock Unit Award.  Except as provided in this Section 8.3, Awards of Restricted Stock and Restricted Stock Units shall not vest more rapidly than with respect to one-third of the Shares subject to such Award on each of the first three anniversaries of the date such Award is granted. Notwithstanding the foregoing, in the discretion of the Committee, Awards of Restricted Stock and Restricted Stock Units may vest more rapidly than provided in the preceding sentence in the case of (i) a Participant’s death, Disability or retirement, (ii) grants of Awards of Restricted Stock and Restricted Stock Units to new hires and (iii) a Change in Control.

9.    Performance Awards.

9.1  Performance Units and Performance Share Units.  The Committee, in its discretion, may grant Awards of Performance Units and/or Performance Share Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement.

(a)  Performance Units.  Performance Units shall be denominated in a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, represent the right to receive payment as provided in Sections 9.1(c) and (d) of the specified dollar amount or a percentage of the specified dollar amount depending on the level of Performance Objective attained; provided, however, that the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

(b)  Performance Share Units.  Performance Share Units shall be denominated in Shares and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, each Performance Share Unit represents the right to receive payment as provided in Sections 9.1(c) and (d) of the

Fair Market Value of a Share on the date the Performance Share Unit was granted, the date the Performance Share Unit became vested or any other date specified by the Committee or a percentage of such amount depending on the level of Performance Objective attained; provided, however, that the Committee may at the time a Performance Share Unit is granted specify a maximum amount payable in respect of a vested Performance Share Unit. Each Agreement shall specify the number of Performance Share Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Share Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

(c)  Vesting and Forfeiture.  Subject to Sections 9.3(c) and 9.4, a Participant shall become vested with respect to the Performance Share Units and Performance Units to the extent that the Performance Objectives for the Performance Cycle and other terms and conditions set forth in the Agreement are satisfied; provided, however, that, except as may be provided pursuant to Section 9.4, no Performance Cycle for Performance Share Units and Performance Units shall be less than one (1) year.

(d)  Payment of Awards.  Subject to Sections 9.3(c) and 9.4, payment to Participants in respect of vested Performance Share Units and Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates or at such other time or times as the Committee may determine, but in no event later than 2 1/2 months after the end of the calendar year in which the Performance Cycle is completed. Subject to Section 9.4, such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

9.2  Performance-Based Restricted Stock.  The Committee, in its discretion, may grant Awards of Performance-Based Restricted Stock to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement. Each Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance-Based Restricted Stock shall be subject to the following terms and provisions:

(a)  Rights of Participant.  Performance-Based Restricted Stock shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted or at such other time or times as the Committee may determine; provided, however, that no Performance-Based Restricted Stock shall be issued until the Participant has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance-Based Restricted Stock. At the discretion of the Committee, Shares issued in connection with an Award of Performance-Based Restricted Stock shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Participant shall have, in the discretion of the Committee, all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares. Each Agreement shall specify the number of Shares of Performance-Based Restricted Stock to which it relates, the Performance Objectives which must be satisfied in order for the Performance-Based Restricted Stock to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

(b)  Lapse of Restrictions.  Subject to Sections 9.3(c) and 9.4, restrictions upon Performance-Based Restricted Stock awarded hereunder shall lapse and such Performance-Based Restricted Stock shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted; provided, however, that, except as may be provided pursuant to Section 9.4, no Performance Cycle for Performance-Based Restricted Stock shall be less than one (1) year.

(c)  Treatment of Dividends.  At the time the Award of Performance-Based Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the Participant shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance-Based Restricted Stock and (ii) held by the Company for the account of the Participant until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Performance-Based Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited interest on the amount of the account at such times and at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Performance-Based Restricted Stock (whether held in cash or in additional Shares of Performance-Based Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance-Based Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance-Based Restricted Stock shall be forfeited upon the forfeiture of such Performance-Based Restricted Stock.

(d)  Delivery of Shares.  Upon the lapse of the restrictions on Shares of Performance-Based Restricted Stock awarded hereunder, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares, free of all restrictions hereunder.

9.3    Performance Objectives.

(a)  Establishment.  Performance Objectives for Performance Awards may be expressed in terms of (i) stock price, (ii) earnings per share, (iii) operating income, (iv) return on equity or assets, (v) cash flow, (vi) EBITDA, (vii) revenues, (viii) overall revenue or sales growth, (ix) expense reduction or management, (x) market position, (xi) total shareholder return, (xii) return on investment, (xiii) earnings before interest and taxes (EBIT), (xiv) net income, (xv) return on net assets, (xvi) economic value added, (xvii) shareholder value added, (xviii) cash flow return on investment, (xix) net operating profit, (xx) net operating profit after tax, (xxi) return on capital, (xxii) return on invested capital, or (xxiii) any combination, including one or more ratios, of the foregoing. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. In the case of a Performance Award which is intended to constitute Performance-Based Compensation, the Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (i) the date on which a quarter of the Performance Cycle has elapsed and (ii) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remain substantially uncertain.

(b)  Effect of Certain Events.  Unless otherwise provided by the Committee at the time the Performance Objectives in respect of a Performance Award are established, performance shall be adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment (other than provisions for operating losses or income during the phase-out period), unusual or infrequently occurring events and transactions that have been publicly disclosed and the cumulative effects of changes in accounting principles, all as determined in accordance with generally accepted accounting principles (to the extent applicable). In addition, at the time of the granting of a Performance Award, or at any time thereafter, the Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified corporate transactions (such as a stock split or stock dividend), special charges, and tax law changes; provided, that in respect of Performance Awards intended to constitute Performance-Based Compensation, such provisions shall be permitted only to the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder without adversely affecting the treatment of any Performance Award as Performance-Based Compensation.

(c)  Determination of Performance.  Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance-Based Compensation. In respect of a Performance Award, the Committee may, in its sole discretion, reduce the amount of cash paid or number of Shares issued that become vested or on which restrictions lapse. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to any Performance Award intended to constitute Performance Based Compensation if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Awards to fail to qualify as Performance-Based Compensation.

9.4  Effect of Change in Control.  The effect of a Change in Control on a Performance Award shall be set forth in the applicable Agreement.

9.5  Non-transferability.  Until the vesting of Performance Units and Performance Share Units or the lapsing of any restrictions on Performance-Based Restricted Stock, as the case may be, such Performance Units, Performance Share Units or Performance-Based Restricted Stock shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

10.    Share Awards.

The Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

11.    Awards to Directors.

11.1  Authority of Committee.  Subject to the provisions of the Plan, the Committee shall have the full and final authority to award Options and Awards to Directors, and the terms and conditions of any grant to any such Eligible Individual shall be set forth in an Agreement. This Section 11 sets forth special provisions that, unless otherwise provided in an Agreement, shall be applicable to Awards granted to Directors under the Plan.

11.2  Automatic Grants.  Each Nonemployee Director shall be granted a Share Award on each August 1st following such Nonemployee Director’s election to the Board as long as such Nonemployee Director is then still serving on the Board. Such Share Award shall be in respect of a number of Shares equal to $60,000 divided by the Fair Market Value of a Share on the date such Award is granted; provided, however, that no fractional Shares (or cash in lieu thereof) in respect of such Award shall be granted and the number of Shares in respect of an Award shall be rounded to the nearest number of whole Shares.

11.3  Issuance of Shares.  The Shares issued pursuant to Share Awards granted to a Nonemployee Director pursuant to Section 11.2 will be issued on the day preceding the first anniversary of the date of grant. In the event a Nonemployee Director ceases to serve as a director for any reason other as a result of his death, Disability or his voluntary retirement after age 55, before the day preceding the first anniversary of the date of grant, the Share Award granted to a Nonemployee Director pursuant to Section 11.2 shall be forfeited on the date the Grantee ceased to be a director, and the Nonemployee Director shall have no rights with respect thereto. In the event a Nonemployee Director ceases to serve as a director of the Company by reason of such Director’s death, Disability or voluntary retirement after age 55, before the day preceding the first anniversary of the date of grant, the Shares issued pursuant to the Share Awards will be issued on the day preceding the first anniversary of the date of grant.

12.    Effect of a Termination of Employment.

The Agreement evidencing the grant of each Option and each Award shall set forth the terms and conditions applicable to such Option or Award upon (a) a termination or change in the status of the employment of the Participant by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division), or (b) in the case of a Director, the cessation of the Director’s service on the Board, which, except for Shares or Options granted to Directors pursuant to Section 11.2, shall be as the Committee may, in its discretion, determine at the time the Option or Award is granted or thereafter.

13.    Adjustment Upon Changes in Capitalization.

13.1  In the event of a Change in Capitalization, the Committee shall make equitable adjustment of (a) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (b) the maximum number and class of Shares or other stock or securities that may be issued upon exercise of Incentive Stock Options, (c) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted to any Eligible Individual in any calendar year, (d) the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan and the exercise price therefore, if applicable and (e) the Performance Objectives.

13.2  Any such adjustment in the Shares or other stock or securities (a) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code or (b) subject to outstanding Options or Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Options or Awards as Performance-Based Compensation.

13.3  If, by reason of a Change in Capitalization, a Participant shall be entitled to, or shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

14.    Effect of Certain Transactions.

Subject to the terms of an Agreement, following (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), either (i) each outstanding Option or Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction. Without limiting the generality of the foregoing, the treatment of outstanding Options and Stock Appreciation Rights pursuant to clause (i) of this Section 14 in connection with a Transaction may include the cancellation of outstanding Options and Stock Appreciation Rights upon consummation of the Transaction provided either (x) the holders of affected Options and Stock Appreciation Rights have been given a period of at least fifteen (15) days prior to the date of the consummation of the Transaction to exercise the Options or Stock Appreciation Rights (whether or not they were otherwise exercisable) or (y) the holders of the affected Options and Stock Appreciation Rights are paid (in cash or cash equivalents) in respect of each Share covered by the Option or Stock Appreciation Right being cancelled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion) over the exercise price of the Option or Stock Appreciation Right. For avoidance of doubt, (1) the cancellation of Options and Stock Appreciation Rights pursuant to clause (y) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Agreement and (2) if the amount determined pursuant to clause (y) of the preceding sentence is zero or less, the affected Option or Stock Appreciation Right may be cancelled without any payment therefor. The treatment of any Option or Award as provided in this Section 14 shall be conclusively presumed to be appropriate for purposes of Section 13.

15.    Interpretation.

15.1    Section 16 Compliance.  The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

15.2  Section 162(m).  Unless otherwise determined by the Committee at the time of grant, (i) each Option, Stock Appreciation Right, and Performance Award granted under the Plan to an Executive Officer is intended to be Performance-Based Compensation, and (ii) each Option, Stock Appreciation Right and Performance Award granted under the Plan to any Participant other than an Executive Officer is not intended to be Performance-Based Compensation. Unless otherwise determined by the Committee, if any provision of the Plan or any Agreement relating to an Option or Award that is intended to be Performance-Based Compensation does not comply or is inconsistent with Section 162(m) of the Code or the regulations promulgated thereunder (including IRS Regulation § 1.162-27 unless and to the extent it is superseded by an interim or final regulation), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable in connection with any such Option or Award upon the attainment of the Performance Objectives.

16.    Termination and Amendment of the Plan or Modification of Options and Awards.

16.1  Plan Amendment or Termination.  The Board may at any time terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

(a) no such amendment, modification, suspension or termination shall impair or adversely alter any Options or Awards theretofore granted under the Plan, except with the consent of the Participant, nor shall any amendment, modification, suspension or termination deprive any Participant of any Shares which he or she may have acquired through or as a result of the Plan;

(b) to the extent necessary under any applicable law, regulation or exchange requirement, no other amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law, regulation or exchange requirement;

(c) no such amendment or modification shall materially modify the definition of “Eligible Individual” unless such amendment or modification is approved by the shareholders of the Company in accordance with applicable law, regulation or exchange requirement; and

(d) no such amendment or modification shall materially modify the number of Shares that may be made the subject of Awards or Options granted under the Plan set forth in Section 4.1 unless such amendment or modification is approved by the shareholders of the Company in accordance with applicable law, regulation or exchange requirement.

16.2  Modification of Options and Awards.  No modification of an Option or Award shall adversely alter or impair any rights or obligations under the Option or Award without the consent of the Participant.

17.    Non-Exclusivity of the Plan.

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

18.    Limitation of Liability.

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

(b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c) limit in any way the right of the Company or any Subsidiary to terminate the employment of any person at any time; or

(d) be evidence of any agreement or understanding, express or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

19.    Regulations and Other Approvals; Governing Law.

19.1 Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

19.2 The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

19.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

19.4 Each grant of an Option and Award and the issuance of Shares or other settlement of the Option or Award is subject to the compliance with all applicable federal, state or foreign law. Further, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any federal, state or foreign law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be or shall be deemed to be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions that are not acceptable to the Committee. Any person exercising an Option or receiving Shares in connection with any other Award shall make such representations and agreements and furnish such information as the Board or Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

19.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations promulgated thereunder. The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

20.    Miscellaneous.

20.1  Multiple Agreements.  The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or subject to Section 3.6, in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

20.2    Withholding of Taxes.

(a) The Company or any Subsidiary shall withhold from any payment of cash or Shares to a Participant or other person under the Plan an amount sufficient to cover any withholding taxes which may become required with respect to such payment or shall take any other action as it deems necessary to satisfy any income or other tax withholding requirements as a result of the grant or exercise of any Award under the Plan. The Company or any Subsidiary shall have the right to require the payment of any such taxes and require that any person furnish information deemed necessary by the Company or any Subsidiary to meet any tax reporting obligation as a condition to exercise or before making any payment pursuant to an Award or Option. If specified in an Agreement at the time of grant or otherwise approved by the Committee, a Participant may, in satisfaction of his or her obligation to pay withholding taxes in connection with the exercise, vesting or other settlement of an Option or Award, elect to (i) make a cash payment to the Company, (ii) have withheld a portion of the Shares then issuable to him or her, or (iii) surrender Shares owned by the Participant prior to the exercise, vesting or other settlement of an Option or Award, in each case having an aggregate Fair Market Value equal to the withholding taxes.

(b) If a Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Participant pursuant to such exercise, the Participant shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

20.3  Plan Unfunded.  The Plan shall be unfunded. Except for reserving a sufficient number of authorized Shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any Award or Option granted under the Plan.

20.4  Beneficiary Designation.  Each Participant may, from time to time, name one or more individuals (each, a “Beneficiary”) to whom any benefit under the Plan is to be paid in case of the Participant’s death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

20.5  Effective Date/Term.  The effective date of the Plan shall be the date on which the Plan is approved by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of shareholders duly held in accordance with the applicable laws of the State of Delaware within twelve (12) months of the adoption of the Plan by the Board (the “Effective Date”). Upon such approval of the Plan by the shareholders, no further awards shall be granted under the Prior Plan.

The Plan shall terminate on the Termination Date. No Option or Award shall be granted after the Termination Date. The applicable terms of the Plan, and any terms and conditions applicable to Options and Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Options and Awards.

20.6  Translations.  Any inconsistency between the terms of the Plan or any Agreement and the corresponding translation thereof into a language other than English shall be resolved by reference, solely, to the English language document.

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

ADD 5

ADD 6

000004

C123456789

000000000.000000 ext 000000000.000000 ext

000000000.000000 ext 000000000.000000 ext

000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

1:00 a.m., Central Time, on May 1, 2009.

Vote by Internet

• Log on to the Internet and go to

www.investorvote.com/CTV

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United

States, Canada & Puerto Rico any time on a touch tone

telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 123456 C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends that stockholders vote “FOR” Proposals One, Two and Three.

1. To elect two Class III directors for terms ending at the 2012 Annual Meeting of Stockholders

01—Frank M. Drendel

For Withhold

02—Richard C. Smith

For Withhold

2. Approval of an increase in the number of shares of Common

Stock authorized for issuance under the CommScope, Inc.

2006 Long Term Incentive Plan.

For Against Abstain

3. To ratify the appointment of Ernst & Young LLP as the

Company’s independent registered public accounting firm

for 2009.

For Against Abstain

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears. If acting as attorney, executor, administrator, trustee, guardian, etc., you should so indicate when signing. If a corporation, please sign the full corporate name by President or other duly authorized officer. If a partnership, please sign in full partnership name by authorized person. If shares are held jointly, both parties must sign and date.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1 U P X 0 2 1 3 0 7 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 010VIB

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — COMMSCOPE, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 1, 2009

The undersigned hereby appoints Frank B. Wyatt, II and Jearld L. Leonhardt and each or either of them his/her attorneys and agents, with full power of substitution to vote as Proxy for the undersigned as herein stated at the Annual Meeting of Stockholders of CommScope, Inc. (the “Company”) to be held at JPMorgan Chase & Co., 270 Park Avenue, 11th Floor, New York, New York 10017 on May 1, 2009 at 1:30 p.m., local time, and at any adjournment or postponement thereof, according to the number of votes the undersigned would be entitled to vote if personally present, on the proposals set forth on the reverse hereof and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice and Proxy Statement, dated March 20, 2009. If this proxy is returned without direction being given, this proxy will be voted “FOR” Proposals One, Two and Three.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. (IMPORTANT—TO BE SIGNED AND DATED ON REVERSE SIDE)

SEE REVERSE SIDE

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

ADD 5

ADD 6

000004

C123456789

000000000.000000 ext 000000000.000000 ext

000000000.000000 ext 000000000.000000 ext

000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

5:00 p.m., EST, on April 27, 2009.

Vote by Internet

• Log on to the Internet and go to

www.investorvote.com/CTV

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United

States, Canada & Puerto Rico any time on a touch tone

telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 123456 C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends that stockholders vote “FOR” Proposals One, Two and Three.

1. To elect two Class III directors for terms ending at the 2012 Annual Meeting of Stockholders

01—Frank M. Drendel

For Withhold

02—Richard C. Smith

For Withhold

2. Approval of an increase in the number of shares of Common

Stock authorized for issuance under the CommScope, Inc.

2006 Long Term Incentive Plan.

For Against Abstain

3. To ratify the appointment of Ernst & Young LLP as the

Company’s independent registered public accounting firm

for 2009.

For Against Abstain

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears. If acting as attorney, executor, administrator, trustee, guardian, etc., you should so indicate when signing. If a corporation, please sign the full corporate name by President or other duly authorized officer. If a partnership, please sign in full partnership name by authorized person. If shares are held jointly, both parties must sign and date.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1 U P X 0 2 1 3 0 7 3

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 010XAC

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — COMMSCOPE, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 1, 2009

The undersigned hereby authorizes and directs Vanguard Fiduciary Trust Company, as trustee (the “Trustee”) of the CommScope, Inc. Retirement Savings Plan (the “Plan”), to vote as Proxy for the undersigned as herein stated at the Annual Meeting of Stockholders of CommScope, Inc. (the “Company”) to be held at JPMorgan Chase & Co., 270 Park Avenue, 11th Floor, New York, New York 10017, on May 1, 2009 at 1:30 p.m., local time, and at any adjournment or postponement thereof, all shares of Common Stock of CommScope, Inc. allocated to the account of the undersigned under such Plan, on the proposals set forth on the reverse hereof and in accordance with the Trustee’s discretion on any other matters that may properly come before the meeting or any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice and Proxy Statement, dated March 20, 2009. THIS PROXY COVERS ALL SHARES FOR WHICH THE UNDERSIGNED HAS THE RIGHT TO GIVE VOTING INSTRUCTIONS TO THE TRUSTEE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN TO THE TRUSTEE BY 5:00 P.M. EST ON APRIL 27, 2009, THE TRUSTEE WILL VOTE YOUR SHARES HELD IN THE PLAN IN THE SAME PROPORTION AS VOTES RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. (IMPORTANT—TO BE SIGNED AND DATED ON REVERSE SIDE)

SEE REVERSE SIDE